Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease dated as of July 30, 2008 is made between the Sublandlord and Subtenant listed in Article I below.

ARTICLE I: Defined Terms; Background

1.	Each reference in this Sublease to the capitalized terms set forth below shall have the meanings given to them in this Article I.

Sublandlord:	Advantis Real Estate Services Company

Sublandlord’s Notice Address:	4505 Emperor Boulevard, Suite 320 Durham, NC 27703 With a copy to: Wyrick Robbins Yates Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607-7506 ATTN: Eric A. Vernon
Subtenant:	Smart Online, Inc.

Subtenant’s Notice Address:
P.O. Box 12794
Research Triangle Park, NC 27709

With a copy to:

Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, North Carolina
ATTN: Margaret N. Rosenfeld

Master Lease:	Lease dated September 19, 2005 between Nottingham Hall, LLC and Sublandlord, a copy of which is attached hereto as Exhibit A.

Master Landlord:	Nottingham Hall, LLC

Master Leased Premises:	Approximately 9,837 square feet on the 3rd floor of Nottingham Hall (the “Building”), shown on the plan attached hereto as Exhibit B.

Subleased Premises:	The entire Master Leased Premises.

Sublease Commencement Date:	September 13, 2008.

Sublease Term:	Sublease Commencement Date through the end of the original Master Lease term, September 30, 2011.

Sublease Rent:	$500,000 payable on the later of: (i) the Sublease Commencement Date, or (ii) the first business day after Sublandlord’s completion of the Initial Improvements (as hereinafter defined).

Operating Expense Pass Through:	None.

Security Deposit Amount:	NA

Permitted Uses:	Office Use

Broker(s):	Advantis Real Estate Services Company: Scott Stankavage

Other Terms:
Sublandlord agrees, at no separate charge, to transfer all furniture, equipment and other assets identified on Exhibit C hereto (collectively, the “FF”) to Subtenant as additional consideration for Subtenant’s agreement to enter into this Sublease Agreement. Sublandlord shall deliver Subtenant a FF Conveyance Agreement substantially in the form attached hereto as Exhibit D coincidentally with receipt of the Sublease Rent.

2.	Sublandlord is the tenant under the Master Lease. Sublandlord and Subtenant wish to enter into a sublease of the Subleased Premises on the terms and conditions set forth herein.

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ARTICLE II: Agreements

NOW, THEREFORE, the parties agree as follows:

1.	SUBLEASED PREMISES

Sublandlord hereby subleases to Subtenant, on the terms and conditions set forth in this Sublease, the Subleased Premises. Subject to Sublandlord’s obligations pursuant to Section 10 hereof, Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date in broom clean condition but otherwise in such “AS IS, WHERE IS” condition as exists as of the date of this Sublease (subject to latent defects not readily apparent through visual inspection and the repair/maintenance obligations of Master Landlord under the Master Lease), free of all occupants other than Subtenant. Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Subtenant’s purposes, except as expressly set forth in this Sublease. Sublandlord covenants and agrees that it will perform all of its obligations under the Master Lease, except to the extent Sublandlord’s compliance is inhibited by Subtenant’s exclusive occupancy of the Subleased Premises. If Subtenant’s occupancy is disturbed as a result of Sublandlord’s default under the Master Lease, Tenant shall refund a prorated portion of the Sublease Rent.

2.	SUBLEASE TERM

The term of this Sublease shall commence on the Sublease Commencement Date and continue for the Sublease Term unless terminated prior to such date pursuant to the terms hereof or pursuant to law.

3.	RENT

Subtenant shall pay to Sublandlord the Sublease Rent on the Sublease Commencement Date. All charges, costs, expenses and sums required to be paid or borne by Subtenant under this Sublease in addition to Sublease Rent (for example, any amount paid on Subtenant’s behalf to cure a default, as contemplated by Section 14) shall be deemed “Additional Rent”, and Sublease Rent and Additional Rent shall hereinafter collectively be referred to as “Rent”. Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

4.	OPERATING EXPENSES

Sublandlord shall be solely responsible for all operating expense pass-throughs for the Subleased Premises and this Sublease incorporates the other provisions of Section 4(b) and (c) of the Master Lease.

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5.	INSURANCE/WAIVER OF CLAIMS AND SUBROGATION

(a)
During the Sublease Term, Subtenant shall maintain insurance of such types, in such policies, with such endorsements and coverages, in such amounts as are set forth in the Master Lease. All insurance policies shall name the following parties as additional insured and loss payees and shall contain an endorsement that such policies may not be modified or cancelled without 30 days’ prior written notice to Master Landlord and Sublandlord. Subtenant shall promptly pay all insurance premiums and shall provide Sublandlord (upon request) with policies or certificates which are reasonably acceptable to Sublandlord and Master Landlord evidencing such insurance upon Subtenant’s execution of this Sublease.

Additional Insureds

1.   ACP Mid – Atlantic, LLC
2.   Nottingham Hall, LLC
3.   Imperial I Associates, LLC
4.   ACP/Imperial I Manager, LLC
5.   Tri Properties, Inc.
6.   Advantis Real Estate Services Company

(b)
In the event Subtenant sustains a loss by reason of fire or other casualty which is covered by its property insurance policy (or would have been covered had Subtenant carried the insurance required hereunder), and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Sublandlord or Master Landlord or their agents, servants, employees or invitees, then Subtenant agrees to look first to the coverage provided by its insurance proceeds, and Subtenant shall have no right of action against Sublandlord, Master Landlord, or their agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against the party causing such loss; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by such party (unless such party failed to maintain the coverage required hereunder in which event it shall be deemed to have recovered the entire policy amount required hereunder). In the event Sublandlord sustains a loss by reason of fire or other casualty which is covered by its property insurance policy and regardless of whether such fire or other casualty is caused in whole or in party by the acts or omissions of Subtenant or its agents, servants, employees or invitees, then Sublandlord agrees to look first to the coverage provided by its insurance proceeds, and it shall have no right of actions against Subtenant or its agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against Subtenant; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by Sublandlord. The parties hereto agree that each of its policies of property insurance shall include a waiver of subrogation to effectuate the provisions of this provision.

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(c)	Subtenant agrees the Master Landlord and not Sublandlord shall provide insurance on the Building and restore the Premises, or the Building, as applicable, in the event of a fire or other casualty.

6.	SECURITY DEPOSIT (Intentionally Deleted)

7.	USE OF PREMISES

Subtenant shall use and occupy the Subleased Premises only for the Permitted Uses, and only to the extent permitted by the Master Lease and all laws governing or affecting Subtenant’s particular use of the Subleased Premises.

8.	ASSIGNMENT AND SUBLETTING

Subtenant shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublandlord and of Master Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. The following transactions shall be deemed assignments of this Sublease requiring such prior written consents: (i) any assignment, mortgage, pledge, hypothecation or other transfer of this Sublease; (ii) any sublease, concessions, license or occupancy agreement with respect to all or any portion of the Subleased Premises; (iii) if Subtenant or any of its successors or assigns is a corporation, any sale, pledge or other transfer of all or a majority of the capital stock of Subtenant or any such successor or assign (unless such stock is publicly traded on a recognized security exchange or over-the-counter market), any merger, consolidation or reorganization of or into Subtenant or any such successor or assign, and any sale of all or substantially all of the assets of Subtenant or such successor or assign.

Notwithstanding the foregoing, Sublandlord shall grant its consent (subject to obtaining consent from Master Landlord) to assign this Sublease or to sublet the Subleased Premises (in whole or in part) (i) to any parent or subsidiary corporation of Subtenant or (ii) to any corporation or other business organization controlled by or under common control with Subtenant or (iii) to any corporation or other business organization into which Subtenant may be converted or with which it may merge or (iv) to any business organization acquiring all or substantially all of the assets of Subtenant (each, a “Permitted Transfer”), provided that the entity to which this Sublease is so assigned or which so sublets the Premises (or portion thereof) has the tangible net worth, financial capability and liquidity which is the same or better than the Subtenant as of the date of the Permitted Transfer.

Any attempt by Subtenant to assign, sublet or transfer its rights in the Subleased Premises without the prior written consent of both Sublandlord and Master Landlord (if required) shall be void, and at Sublandlord’s options, any breach of this Section II.8 shall constitute a default by Subtenant entitling Sublandlord to exercise all rights and remedies permitted hereunder without need for any notice and cure period. No permitted assignment, transfer, encumbrance or subletting shall relieve Subtenant from Subtenant’s obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment, transfer, encumbrance or subletting had been made.

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9.	PROVISION OF SERVICES

No services are currently included in Sublease Rent except for any provided by Master Landlord to Sublandlord under Section 7 the Master Lease. Subtenant shall have no right to require Sublandlord to perform any of such services. Notwithstanding the foregoing, Sublandlord agrees that it shall use commercially reasonable efforts to cause Master Landlord’s compliance with its Master Lease obligations. If Sublandlord furnishes the Subleased Premises or Subtenant with any additional services upon request of Subtenant, Sublandlord shall charge Subtenant a reasonable charge therefor, and Subtenant shall pay the additional charge within ten (10) business days after receipt of billing by Sublandlord.

10.	INITIAL IMPROVEMENTS; CONSTRUCTION ALLOWANCE

At Subtenant’s expense, Sublandlord shall perform the work set forth on the estimate attached hereto as Exhibit E (such work, the “Initial Improvements”). Sublandlord shall provide Subtenant with a $1,000.00 construction allowance for the Initial Improvements. Sublandlord shall comply with the requirements of the Master Lease for the construction of the Initial Improvements and all construction work shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. If Sublandlord is unable to complete the Initial Improvements prior to September 13, 2008, then beginning on September 13, 2008, a fee of $1,000 per day shall be credited against amounts owed or owing to Sublandlord hereunder (the “Late Delivery Fee”). Notwithstanding the foregoing, the Late Delivery Fee shall not apply if and to the extent any delay is proximately caused by the negligence, misconduct, or unreasonable interference (with Landlord’s work) of the Subtenant (for example, by requesting a change to the Initial Improvements that results in a delay or delays to Sublandlord’s construction of the Initial Improvements caused by Subtenant’s early access to the Subleased Premises in accordance with Section 11 hereof), or any governmental authority having jurisdiction over the Subleased Premises. Any Late Delivery Fee will first be applied to amounts owed to Sublandlord in connection with the Initial Improvements, and thereafter will be applied to rent then due or next coming due. Additionally, if Master Landlord and Sublandlord have not executed a written agreement consenting to this Sublease (and stipulating that Subtenant shall not be required to remove the Initial Improvements upon expiration or sooner termination of the Sublease Term) on or before September 1, 2008, then Subtenant shall have the right to terminate this Sublease and all of its obligations hereunder.

11.	EARLY ACCESS

Beginning after 5 p.m. on September 1, 2008, Subtenant shall be permitted reasonable access to the Subleased Premises prior to the Sublease Commencement Date for the purposes of reconfiguring modular workstations, running cables, setting up information technology infrastructure and doing such other work as may be appropriate or desirable to enable Subtenant to assume possession of and operate in the Subleased Premises; provided, however, that such access shall not interfere with the normal conduct of Sublandlord’s business operations or Sublandlord’s construction of the Initial Improvements. Prior to any such entry, Subtenant shall comply with all insurance provisions of the Sublease. All waiver and indemnity provisions of the Sublease shall apply upon Subtenant’s entry onto the Subleased Premises.

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12.	TRADE FIXTURES

Subtenant shall have the right to furnish and install any trade fixtures that are necessary for the conduct of its business; provided, however, that at the termination of this Sublease, Subtenant shall remove such trade fixtures and restore the Subleased Premises at Subtenant’s sole cost to the state and condition in which they existed on the Sublease Commencement Date, ordinary wear and tear and approved alterations excepted. If Subtenant fails to comply with the provisions of this paragraph, Sublandlord may make such repairs or restoration, and the reasonable cost thereof shall be additional rent payable by Subtenant on demand. All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures remaining on the Premises after the expiration or termination of the term hereof shall be deemed abandoned by Subtenant and shall, at Sublandlord’s option, become the property of Sublandlord without payment therefor.

13.	ALTERATIONS AND IMPROVEMENTS

Other than the Initial Improvements, Sublandlord shall have no obligation to make any alterations or improvements to the Subleased Premises for Subtenant’s use or occupancy thereof. Notwithstanding any provisions of the Master Lease to the contrary, Subtenant shall not make any alterations, additions, improvements or installments in the Subleased Premises without in each instance obtaining the prior written consent of the Master Landlord, in accordance with the consent requirements of the Master Lease, and the Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If Sublandlord and Master Landlord consent to any such alterations, improvements or installations, Subtenant shall perform and complete such alterations, improvements and installations at its expense, in compliance with applicable laws and the Master Lease. If Subtenant performs any alterations, improvements or installations without obtaining the prior written consent of both Master Landlord and Sublandlord, Sublandlord (or Master Landlord) may remove such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such removal or restoration, and Subtenant shall be liable for all costs and expenses incurred in the performance of such removal, repairs or restoration. All approved alterations, additions and improvements (except trade fixtures) shall be and remain the property of Sublandlord upon installation and shall be surrendered to Sublandlord upon the termination of this Sublease. If Master Landlord requires any removal and restoration of alterations and improvements, Sublandlord shall undertake such removal and restoration and Subtenant shall be liable to Sublandlord for all costs and expenses incurred by Sublandlord in connection therewith, but only to the extent attributable to alterations and improvements made by Subtenant after taking possession of the Subleased Premises.

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14.	SUBORDINATION TO MASTER LEASE

This Sublease shall at all times be subject and subordinate to the terms and provisions of the Master Lease. Except for Sections 3(b), 3(c), 4, 5(c), 7, 8(b), 9(c), 9(d), 9(e), 10, 14, 16(a), 16(c), 22, 23 (fourth (4th) sentence from the end only), 31, 33, 39, 40, 41, 42(d), 42(i), 42(j), 42(k), 42(l), and Exhibit C of the Master Lease and except as otherwise set forth in this Sublease, all of the terms and conditions contained in the Master Lease are hereby incorporated herein by this reference as terms and conditions of this Sublease, except that references in the Master Lease to the terms listed in Column A below shall be deemed to be references to the terms set forth in this Sublease listed in the same row in Column B below:

Column A	Column B

Lease	Sublease
Landlord	Sublandlord
Tenant	Subtenant
Term	Sublease Term
Annual Rental Premises	Sublease Rent Subleased Premises
Commencement Date	Sublease Commencement Date

Subtenant shall not cause a default under the Master Lease or permit its employees, agents, contractors or invitees to cause a default under the Master Lease.

Notwithstanding any other provision of this Sublease, Sublandlord, as sublandlord under this Sublease, shall have the benefit of all rights and remedies (but not waivers or limitations of liability) enjoyed by Master Landlord, as the landlord under the Master Lease, but (i) Sublandlord shall have no obligation under this Sublease to perform the obligations of Master Landlord, as landlord under the Master Lease, including without limitation any obligation to provide services or maintain insurance; (ii) Sublandlord shall not be bound by any representations or warranties of the Master Landlord under the Master Lease; (iii) in any instance where the consent of Master Landlord is required under the terms of the Master Lease, the consent of Sublandlord and Master Landlord shall be required; and (iv) Sublandlord shall not be liable to Subtenant for any failure or delay in Master Landlord’s performance of its obligations, as landlord under the Master Lease. Upon request of Subtenant, Sublandlord shall, at Subtenant’s expense, use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease, including without limitation, those obligations set forth in Sections 7 and 10 of the Master Lease.

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Upon the default by Subtenant in the full and timely payment and performance of its obligations under the Sublease (beyond any applicable notice and cure period), Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease with respect to default by the Tenant or Lessee under the Master Lease. In the event that Subtenant breaches any of the terms conditions or covenants of this Sublease or of the Master Lease and fails to remedy such breach within ten (10) days after written notice, Sublandlord shall have the right, but not the obligation, to cure such breach and charge Subtenant for the costs incurred thereby, which costs Subtenant shall pay to Sublandlord upon demand. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease.

Notwithstanding any contrary provision of this Sublease, (i) in any instances where Master Landlord, as landlord under the Master Lease, has a certain period of time in which to notify Sublandlord, as tenant under the Master Lease, whether Master Landlord will or will not take any particular action, Sublandlord, as landlord under this Sublease, shall have an additional five (5) business day period after receiving such notice in which to notify Subtenant, (ii) in any instance where Sublandlord, as tenant under the Master Lease, has a certain period of time in which to notify Master Landlord as landlord under the Master Lease, whether Sublandlord will or will not take any particular action, Subtenant, as tenant under this Sublease, must notify Sublandlord, as landlord under this Sublease, at least five (5) business days before the end of such period, but in no event shall Subtenant have a period of less than five (5) business days in which so to notify Sublandlord unless the relevant period under the Master Lease is five (5) business days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Master Lease, and (iii) in any instance where a specific grace period is granted to Sublandlord, as tenant under the Master Lease, before Sublandlord is considered in default under the Master Lease, Subtenant, as tenant under this Sublease, shall be deemed to have a grace period which is five (5) days less than Sublandlord before Subtenant is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five (5) business days unless the relevant period under the Master Lease is six (6) days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Master Lease. Provided that Subtenant is not in default hereunder (beyond any applicable cure period), Sublandlord agrees not to enter into a voluntary agreement with Master Landlord to terminate the Master Lease (with an effective termination date prior to the expiration of the Sublease Term). Additionally, Sublandlord acknowledges and agrees that it shall not exercise its rights (if any) under Sections 39 and 40 of the Master Lease.

15.	INDEMNITY

Subtenant shall be liable for, and shall indemnify, defend and hold Sublandlord harmless from and against, any and all claims, damages, judgments, suits, causes of actions, losses, liabilities, and expenses, including, without limitation, reasonable attorneys’ fees and court costs to the extent arising or resulting from (a) the negligence or willful misconduct of Subtenant or any of Subtenant’s agents, employees, subtenants, assignees, licensees, or invitees as to injuries to persons or damage to property occurring in or about the Subleased Premises and (b) the default by Subtenant of any obligation on Subtenant’s part to be performed under the terms of this Sublease; provided, however, Subtenant’s indemnity shall not apply or extend to any such damage or injury to the extent the same are: (i) the result of the negligence or willful misconduct of Sublandlord, or Sublandlord’s employees, agents or contractors, or (ii) paid to Sublandlord out of the proceeds of any policy of insurance required hereunder. In case any action or proceeding is brought against Sublandlord by reason of Subtenant’s indemnification obligation set forth in this section, Subtenant, upon notice from Sublandlord shall defend the same at Subtenant’s expense. The terms and provisions of this section shall survive the termination or expiration of this Sublease.

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Sublandlord shall be liable for, and shall indemnify, defend and hold Subtenant and harmless from and against, any and all claims, damages, judgments, suits, causes of actions, losses, liabilities, and expenses, including, without limitation, reasonable attorneys’ fees and court costs to the extent arising or resulting from (a) the negligence or willful misconduct of Sublandlord or any of Sublandlord’s agents, employees, subtenants, assignees, licensees, or invitees as to injuries to persons or damage to property occurring in or about the Building (and outside the Subleased Premises) and (b) the default by Sublandlord of any obligation on Sublandlord’s part to be performed under the terms of this Sublease; provided, however, Sublandlord’s indemnity shall not apply or extend to any such damage or injury to the extent the same are: (i) the result of the negligence or willful misconduct of Subtenant, or Subtenant’s employees, agents or contractors, or (ii) paid to Subtenant out of the proceeds of any policy of insurance required hereunder. In case any action or proceeding is brought against Subtenant by reason of Sublandlord’s indemnification obligation set forth in this section, Sublandlord, upon notice from Subtenant shall defend the same at Sublandlord’s expense. The terms and provisions of this section shall survive the termination or expiration of this Sublease.

16.	HOLDING OVER

If Subtenant remains in possession of the Subleased Premises or any part thereof after the expiration or other termination of the Term hereof, such occupancy shall be as a tenancy at sufferance at a rental in the amount equal to Sublandlord’s liability under Section 31 of the Master Lease, and upon all the other provisions of this Sublease pertaining to the obligations of Subtenant. Notwithstanding anything to the contrary herein, Subtenant shall be liable to Sublandlord for all costs, liabilities, losses and expenses incurred by Sublandlord as a result of Subtenant’s holding over.

17.	ATTORNEYS’ FEES; OTHER FEES

If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

18.	NOTICES OR DEMANDS

All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Master Landlord, which shall be given in accordance with the provisions of the Master Lease) upon the earlier of (i) actual receipt at the Sublandlord’s Notice Addresses or the Subtenant’s Notice Addresses, or the notice address of the Master Landlord set forth in the Master Lease, as the case may be, by the party being served, or (ii) upon delivery being refused. All such notices or demands shall be sent by United States certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service that provides tracking and proof of receipt. Either party may change its address for notices and demands under this Sublease by ten (10) days’ advance written notice to the other party. Sublandlord agrees to promptly deliver to Subtenant copies of all notices sent or received by Sublandlord which allege a default under the Master Lease by either Landlord or Sublandlord.

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19.	SIGNAGE

Subtenant shall not place any sign in or on the Building or the Subleased Premises without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Subject to Master Landlord’s consent, Subtenant shall have the same signage rights as provided in Section 16 of the Master Lease. Such signage shall be provided at Subtenant’s expense.

20.	PARKING

Subtenant shall have the same parking rights as provided in the Master Lease.

21.	MASTER LANDLORD’S CONSENT

This Sublease is expressly conditioned upon the receipt of Master Landlord’s written consent hereto. Subtenant agrees to reasonably cooperate with Sublandlord in providing such information as is necessary to satisfy such condition and to execute all agreements reasonably requested by Master Landlord in connection therewith. If Sublandlord is unable to secure Master Landlord’s written consent within thirty (30) days after Subtenant’s execution of this Sublease, then either party shall have the right (prior to Master Landlord actually granting its written consent) to terminate this Sublease and all of its obligations hereunder.

22.	CHOICE OF LAW

This Sublease shall be governed by the laws of the State in which the Subleased Premises are located.

23.	ENTIRE AGREEMENT

This Sublease, together with any exhibits and attachments hereto, Master Landlord’s consent form, and the Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Subleased Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral discussions, letters or written documents between and among themselves and their agents and representatives relative to the subleasing of the Subleased Premises are merged in or revoked by this Sublease.

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24.	SUCCESSORS AND ASSIGNS

This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting which is otherwise specifically prohibited hereby.

25.	SECTION AND PARAGRAPH HEADINGS

The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

26.	REPRESENTATIONS AND WARRANTIES; AUTHORITY

Sublandlord and Subtenant each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Subtenant and Sublandlord in accordance with its terms, assuming the due authorization, execution and delivery by the other party.

Sublandlord represents and warrants that (i) to the best of Sublandlord’s knowledge, Master Landlord is not in default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Master Landlord under the Master Lease; and (ii) to the best of Sublandlord’s knowledge, Sublandlord is not in default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a default by Sublandlord under the Master Lease.

Except as expressly set forth in this Sublease, no representation or warranty has been given by either party, its agents and representatives, with respect to the subject matter of this Sublease, and neither party has relied upon any representations or warranty not expressly set forth herein.

27.	BROKERS

Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker other than the Brokers identified in Article I hereof in connection with the consummation of this Sublease. Sublandlord and Subtenant each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the inaccuracy of its representation or the breach of its warranty set forth in the previous sentence. Sublandlord shall be solely responsible for the payment of the brokerage commission due to the Brokers pursuant to a separate written agreement.

28.	NO OFFER

The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublandlord or Subtenant shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublandlord and Subtenant, and then subject to the conditions hereof, including Article II Section 21.

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27.	MEMORANDUM OF SUBLEASE

At the request of either party, the parties shall promptly execute (and Sublandlord shall use commercially reasonable efforts to have Master Landlord execute) and record, at the cost of the requesting party, a short form memorandum describing the Subleased Premises and stating the Sublease Term, and other information that the parties agree to include.

28.	COUNTERPARTS

This Sublease may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Sublease, it shall not be necessary to produce or account for more than one such counterpart.

29.	WAIVER OF “LANDLORD’S LIEN”

Sublandlord hereby agrees and affirms that it has no lien on, or security interest in, or claim to any of Subtenant’s personal property located in the Subleased Premises to secure Subtenant’s obligations hereunder, and Sublandlord hereby waives any such presumptive interest, statutory or otherwise, in any such personal property of Subtenant.

30.	LIABILITY OF SUBLANDLORD

In the event of a transfer of Sublandlord’s interest in the Master Lease, or in this Sublease, it shall be deemed without further agreement between the parties and such transferee that the transferee has assumed and agreed to observe and perform all obligations of the Sublandlord hereunder. With regard to any such transfer, Sublandlord shall be released and remain without liability to Subtenant for the observance and performance of all obligations of the Sublandlord hereunder arising after the effective date of such transfer, and for breach of any of the representations and warranties made by Sublandlord herein. With respect to any provision of this Sublease which provides, in effect, that Sublandlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Subtenant, in no event, shall be entitled to make, nor shall Subtenant make, any claim for, and Subtenant hereby waives any claim for money damages; nor shall Subtenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Subtenant that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval; but Subtenant’s sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Sublease to be signed by their duly authorized representatives to be effective on the date first set out above.

Sublandlord:		Subtenant:

Advantis Real Estate Services Company		Smart Online, Inc.

By:	/s/ David Townsend	By:	/s/ David E. Colburn

Print Name: David Townsend		Print Name: David Colburn

Print Title: Managing Director		Print Title: President

Date: 7/31/08		Date: 7/30/08

List of Exhibits

Exhibit A - Master Lease

Exhibit B - Plan showing Subleased Premises

Exhibit C - Inventory of FF

Exhibit D - FF Conveyance Agreement

Exhibit E - Initial Improvements

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EXHIBIT A

MASTER LEASE

A-1

OFFICE LEASE AGREEMENT

BY AND BETWEEN

NOTTINGHAM HALL LLC
(AS LANDLORD)

AND

ADVANTIS REAL ESTATE SERVICES COMPANY
(AS TENANT)

Nottingham Hall
4505 Emperor Boulevard
Durham, North Carolina

HOLLAND + KNIGHT LLP
2099 Pennsylvania Avenue, N.W.
Suite 100
Washington, DC 20006
Ph. (202) 955-3000
(202) 955-5564

STATE OF NORTH CAROLINA
LEASE AGREEMENT
COUNTY OF DURHAM

THIS LEASE AGREEMENT (the “Lease”) made and entered into as of the 19th day of September, 2005 (the “Effective Date”), by and between NOTTINGHAM HALL LLC, a Delaware limited liability company (“Landlord”), and ADVANTIS REAL ESTATE SERVICES COMPANY, a Florida corporation (“Tenant”).

WITNESSETH:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. BASIC LEASE TERMS.

The following terms shall have the following meanings in this Lease:

(a) Premises: Approximately Nine Thousand Eight Hundred Thirty-Seven (9,837) rentable square feet of office space on the third (3rd) floor of the Building and known as Suite 300, as more particularly described on the floor plan attached hereto as Exhibit A.

(b) Building: Nottingham Hall, located at 4505 Emperor Boulevard, Durham, North Carolina, containing approximately 105,263 rentable square feet of office space.

(c) Business Park: Imperial Center Business Park.

(d) Common Areas: All areas of the Building, the land on which the Building is located (the “Land”), the Other Buildings (hereinafter defined), the Project Land (hereinafter defined) and/or the Business Park, as applicable, which are available for the common use or benefit of all tenants primarily or to the public generally, including without limitation, parking areas, driveways, sidewalks, loading docks, the lobby, corridors, elevators, stairwells, entrances, public restrooms, mechanical rooms, janitorial closets, telephone rooms, mail rooms, electrical rooms, and other similar areas of the Building providing for building systems, and any other common facilities furnished by Landlord from time to time.

(e) Commencement Date: December 1, 2005.

(f) Term: Five (5) years, nine (9) months.

(g) Minimum Rental:

[***]

(h) Operating Expense Stop: Actual Operating Expenses for calendar year 2006.

(i) Tenant’s Proportionate Share: [9.35%] (representing a fraction, the numerator of which is the number of rentable square feet within the Premises and the denominator of which is the number of rentable square feet within the Building).

(j) Notice Addresses:

Landlord:	Nottingham Hall LLC 444 Brickell Avenue, Suite 900 Miami, Florida 33131 Attention: Chief Operating Officer

and to:	Nottingham Hall LLC c/o ACP Mid-Atlantic LLC, as Agent 2350 Corporate Park Drive, Suite 110 Herndon, Virginia 20171 Attention: Asset Manager

with a copy to:	Holland & Knight LLP 2099 Pennsylvania Avenue, N.W., Suite 100 Washington, D.C. 20006 Attention: David S. Kahn, Esq.

Tenant:	Advantis Real Estate Services Company Nottingham Hall 4505 Emperor Boulevard, Suite 300 Durham, North Carolina 27703 Attention: David P. Oddo

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

with a copy to:	John Hutcheson, CFO/COO Advantis Real Estate Services Company 3455 Peachtree Road, NE, Suite 400 Atlanta, Georgia 30320

and to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Attention: Eric A. Vernon, Esq.

(k) Security Deposit: None.

(1) Brokers: Tri-Properties, Inc. and ACP Mid-Atlantic LLC, as Landlord’s broker; Advantis Real Estate Services
              Company, as Tenant’s broker.

(m) Guarantor: None.

(n) Parking. Tenant shall have the right to use [forty-five (45)] unreserved parking spaces (or 4.5 unreserved parking spaces per 1,000 rentable square feet of the Premises) in the surface parking areas adjacent to the Building which constitutes a portion of the Common Areas of the Land.

(o) Extension Option: One (1) five (5) year period.

2. DESCRIPTION OF PREMISES.

In consideration of Tenant’s agreement to pay Minimum Rental (hereinafter defined) and Additional Rental (hereinafter defined), Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises within the Building located in the Business Park; together with the nonexclusive right to use the Common Areas of the Land and the Building. The useable area of the Premises has been determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (“BOMA Standard”).

3. TERM; COMMENCEMENT DATE; DELIVERY OF PREMISES.

(a) Term. The term of this Lease (the “Term”) shall commence on the date set forth in Section 1(e), above (hereinafter defined), and expire at 11:59 p.m. on August 31, 2011 (the “Expiration Date”), unless the Term is otherwise extended or terminated in accordance with the terms hereof. As used herein, the term “Lease Year” shall mean (i) each consecutive twelve-month period of the Term, beginning with the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date, and (ii) each successive period of twelve (12) calendar months thereafter during the Term.

(b) Delivery of Premises to Tenant; Delay in Delivery of Premises. Promptly after the Commencement Date, Landlord shall complete and deliver to Tenant the completed form of Declaration of Commencement Date which is attached to this Lease as Exhibit B (the “Declaration”). Within five (5) days after Tenant receives the completed Declaration from Landlord, Tenant shall execute and return the Declaration to Landlord to confirm the Commencement Date, the Rent Commencement Date (hereinafter defined), the Term and the actual number of rentable square feet in the Premises. Failure to execute the Declaration shall not affect the commencement or expiration of the Term. Notwithstanding anything contained herein to the contrary: (i) Landlord shall not be liable to Tenant for any delay by Landlord in delivering the Premises to Tenant; and (ii) except as otherwise expressly set forth immediately below, Tenant shall not be released from its obligation to accept possession of the Premises from Landlord in the event of any such delay by Landlord in delivering the Premises to Tenant; provided however, for each day after November 30, 2005, as such date is extended day-for-day due to Force Majeure (hereinafter defined) and Tenant Delay (the “Anticipated Outside Delivery Date”) that Landlord fails to deliver the Premises to Tenant in its “as is” condition, in addition to a delay in the Commencement Date caused thereby, Tenant shall receive one (1) day of abatement of Minimum Rental (hereinafter defined) otherwise owing under the Lease, not to exceed one hundred twenty (120) days of abatement in the aggregate, which rent abatement shall be applicable to the period commencing immediately after the Abatement Period (hereinafter defined). In addition, in the event that Landlord fails to deliver the Premises to Tenant in its “as is” condition within one hundred twenty (120) days after the Anticipated Outside Delivery Date (the “Outside Delivery Date”), then Tenant may, upon thirty (30) days’ written notice to Landlord delivered to Landlord by Tenant after the Outside Delivery Date, terminate this Lease, and upon such termination, the parties shall have no further rights or obligations hereunder; provided however if Landlord delivers the Premises to Tenant within this thirty (30) day period, the Lease shall not terminate and shall continue in full force and effect throughout the Term. In the event Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date, the Expiration Date shall be postponed by the same number of days the Commencement Date is delayed and Landlord shall not be liable or responsible for any claims, damages, or liabilities by reason of such delay, except as otherwise expressly set forth herein.

(c) Tenant Improvements.

(i) Landlord shall deliver the Premises to Tenant in its then “as-is” condition, without (A) any obligation on Landlord’s part to construct or, except for the Improvement Allowance (hereinafter defined), pay for any improvements or alterations therein; or (B) any representations or warranties regarding the condition thereof, except as expressly set forth herein. Tenant shall, at Tenant’s sole cost and expense, subject to the application of the Improvement Allowance, construct in the Premises the Tenant Improvements (as defined in the Work Agreement) described in the Work Agreement attached hereto as Exhibit C (the “Work Agreement”), in substantial accordance with the terms and conditions of the Work Agreement. In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant Improvements as of the date of execution of this Lease, Tenant’s submissions to Landlord of plans and specifications detailing such work shall be subject to Landlord’s written approval in accordance with the Work Agreement, such approval not to be unreasonably withheld, conditioned or delayed, except to the extent that any Tenant Improvements proposed by Tenant involve changes to the base Building or any of the systems therein, in which event Landlord may withhold its consent in its sole discretion. The Tenant Improvements shall be subject to Landlord’s prior written approval in accordance with the terms of the Work Agreement, shall comply with all applicable building codes, laws and regulations (including, without limitation, the Americans with Disabilities Act), shall not require any material changes to or modifications of any of the mechanical, electrical, plumbing or other systems of the Building, and shall otherwise be constructed in strict accordance with the terms of the Work Agreement.

(ii) The cost of all design, architectural and engineering work, construction costs, construction supervision, contractor’s overhead and profit, licenses and permits, and all other costs and expenses incurred in connection with the Tenant Improvements shall be at Tenant’s sole cost and expense, subject to the application of the Improvement Allowance as more fully set forth in the Work Agreement. Landlord shall disburse the Improvement Allowance as provided in the Work Agreement. All costs incurred in respect of the Tenant Improvements in excess of the Improvement Allowance shall be paid by Tenant. Any portion of the Improvement Allowance not expended by Tenant within twelve (12) months of the Effective Date in undertaking the design and construction of the Tenant Improvements shall be retained by Landlord.

4. RENTAL.
During the Term, Tenant shall pay to Landlord, in care of Landlord’s agent, ACP Mid-Atlantic LLC (“Landlord’s Agent”), at the notice address set forth for such agent in Section 1(j) herein, without notice, demand, reduction (except as may be applicable pursuant to the Sections of this Lease entitled “Damage or Destruction of Premises”, “Eminent Domain” and Tenant Improvements”), setoff or any defense, a total rental (the “Annual Rental”) consisting of the sum total of the following:

(a) Minimum Rental.

Beginning with the Commencement Date and continuing through the Expiration Date or earlier termination of this Lease, Tenant shall pay Minimum Rental in accordance with the schedule set forth in Section 1(g) in equal monthly installments each in advance on or before the first day of each calendar month, with the first full monthly installment of Minimum Rental due upon the execution and delivery of this Lease by Tenant. If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on or before the Commencement Date.

(b) Operating and Maintenance Expenses.

(i) Beginning on January 1, 2007 and continuing throughout the remainder of the Term, Tenant shall pay Tenant’s Proportionate Share (as set forth in Section l(i), above) of all Operating Expenses (hereinafter defined) paid or incurred by Landlord each calendar year to the extent such costs exceed the Operating Expense Stop set forth in Section 1(h), above. As used herein, the term “Operating Expenses” means all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, repair or maintenance of the Building and the Land, including without limitation, all: (A) ad valorem property taxes (or any tax hereafter imposed in lieu thereof) levied on the Premises, the Building, the Land or any improvements thereon, (B) insurance premiums and policy deductibles paid with respect to the Building, including fire and extended coverage insurance and liability insurance, (C) personal property taxes applicable to the Building or the Premises, (D) fees or costs incurred in connection with protesting any tax assessment provided such amounts shall not exceed the amount of the net effective reduction in such tax, (E) Standard Building Services (as hereinafter defined) including utilities, heat and air conditioning, standard janitorial service and window cleaning, (F) building management (including management fees), (G) the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas, (including storage of materials), driveways, sidewalks, exterior lighting, garbage collection and disposal, snow removal, water and sewer, plumbing, signs and other facilities serving or benefiting the Premises or the Building, (H) the cost of all services rendered by third parties with respect to the Building and the Land, including the Common Areas thereof, and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of this Lease; (I) costs of all capital improvements, repairs or equipment in or to the Building which are undertaken to comply with applicable law or which are intended to reduce Operating Expenses; provided that the cost of any such capital improvements, repairs or equipment shall be amortized on a straight line basis over a reasonable period of time (as determined in accordance with generally accepted accounting principles as reasonably interpreted by Landlord), with imputed interest at eight percent (8%) per annum, and (J) the Building’s proportionate share of the costs and expenses paid or incurred by Landlord in the operation, repair and maintenance of the Business Park, including without limitation the costs and expenses associated with the maintenance and operation and repair of Business Park amenities made available for the common use and enjoyment of the tenants of the Business Park from time to time. In the event that Landlord elects to employ a single service provider to provide to the Building and the Other Buildings (hereinafter defined) any category of goods or services relating to the operation, repair or maintenance thereof, Operating Expenses hereunder shall include the Building’s share of the total cost of such goods or services provided during any calendar year, as reasonably determined by Landlord. As used herein, the term “Other Buildings” means the office buildings located at 5827 South Miami Boulevard, Durham, North Carolina and 5927 South Miami Boulevard, Durham, North Carolina. As used herein, the term “Project Land” means the Land and the land on which the Other Buildings are located. Notwithstanding any provisions in the Lease to the contrary, the following shall be excluded from the meaning of “Operating Expenses” payable by Tenant under this Lease:

•	depreciation on the Building;
•
expenses for which the Landlord is reimbursed (either by an insurer, condemnor, tenant or otherwise), but expressly excluding reimbursement by means of pass-through payments by tenants of the Building;

•
expenses incurred in leasing or procuring new tenants for the Building (including, without limitation, legal fees, lease commissions, advertising expenses, space planning costs and expenses of renovating space for new tenants);

•	legal expenses arising out of the construction or leasing of the Building or the enforcement of the provisions of any agreements affecting Landlord with respect to the Building or the Business Park;
•	any principal, interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases;
•	wages, salaries or other compensation or benefits paid to any executive employees above the grade of property manager;
•	wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by the Landlord;
•	the portion of any fees, wages, salaries and other compensation to the extent allocable to services not rendered at, or in connection with the operation or maintenance of, the Building;
•
the cost of installing, operating and maintaining a specialty improvement (including an observatory, broadcasting, cafeteria or dining facility, luncheon, or club) the use of which is not offered to all tenants of the Building;

•	any cost or expense representing an amount paid to a corporation related to Landlord which is in excess of the amount which would be paid in the absence of such relationship;
•	the costs of signs in or on the Building identifying Landlord or any tenant of the Building;
•	cost of professional fees applicable to services not rendered in connection with the operation, leasing or maintenance of the Building;
•	cost of dues and/or subscriptions;
•	cost of travel and/or entertainment;
•	any fines or penalties (excluding tax penalties);
•
expenses resulting directly or indirectly from the negligence or willful misconduct of Landlord or its agents, employees or contractors, but only to the extent that such cost would not have been incurred but for such negligence or willful misconduct;

•	any bad debts loss, rent loss, or reserves for bad debts or rent loss;
•	costs associated with the operation of the business of the entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Building or common areas);
•
costs (including without limitation permit, license and inspection costs) incurred in connection with tenant improvement work performed by Landlord for its tenants (including Tenant) or in vacant rentable space in the Building;

•	repairs or replacements with respect to which Landlord is reimbursed under warranties or guaranties;
•	cost of damage and repairs attributable to condemnation;
•	any sale, syndication, financing or refinancing costs and expenses, including, but not limited to, interest or amortization on debt;
•	contributions to employee pension plans;

•	tax penalties incurred as a result of Landlord’s negligence or its inability or unwillingness to make payments when due;
•	costs incurred by the Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;
•
rental costs for air conditioning systems, elevators or other equipment (except for temporary rentals or rentals needed in connection with emergencies or normal repairs and maintenance of permanent systems) which, if purchased, rather than rented, would constitute a capital improvement (except for items that, if purchased, would be Permitted Capital Expenditures and equipment not affixed to the Building which is used in providing janitorial, security or other similar services);

•	acquisition costs of sculpture, paintings or works of art; and
•	reserve accounts of all types.

Under no condition shall Landlord collect in excess of 100% of all Landlord’s Operating Expenses actually incurred in any calendar year or recover, through Operating Expenses, any item of cost actually incurred by Landlord more than once. Operating Expenses shall be reduced by the amount of any reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like actually received by Landlord that is allocable to any Operating Expenses.

(ii) If, at any time during calendar year 2006 or any subsequent calendar year, less than ninety-five percent (95%) of the total rentable square feet of office space in the Building is occupied by tenants, the amount of Operating Expenses for such year shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during such year was ninety-five percent (95%). If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a “Special Tenant”) who, in accordance with the terms of its lease, provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4(b), and Landlord does not incur the cost of such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in “operating expenses” as defined in the Special Tenant’s lease. Notwithstanding the foregoing, in no event shall Landlord collect in excess of 100% of all Landlord’s Operating Expenses actually incurred in any calendar year or recover, through Operating Expenses, any item of cost actually incurred by Landlord more than once.

(c) Payment of Operating Expenses.

Tenant shall pay to Landlord in advance each month, along with Tenant’s installments of Minimum Rental (and Additional Rental, if applicable) an amount (the “Tenant Contribution”) equal to one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses for any calendar year (including any partial calendar year, as applicable) in excess of the Operating Expense Stop. Landlord will make reasonable efforts to provide Tenant with Landlord’s estimate of Tenant’s Contribution for the upcoming calendar year on or before December 15th of each calendar year during the Term hereof. Not more than once during any calendar year, Landlord may in good faith revise Tenant’s Proportionate Share of the Operating Expenses and upon Tenant’s receipt of a revised statement, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses on the basis of such statement. If Landlord fails to notify Tenant of the revised amount of Tenant’s Contribution by such date, Tenant shall continue to pay the monthly installments of Tenant’s Contribution, if any, last payable by Tenant until notified by Landlord of such new estimated amount. Within one hundred twenty (120) days of the end of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant’s Contribution for the preceding calendar year (the “Expense Statement”). Tenant shall pay the total amount of any balance due shown on such Expense Statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental; provided however, that in the event that any overage has been paid by Tenant with respect to the calendar year in which this Lease is terminated or expires, Landlord shall pay to Tenant an amount equal to such overage within sixty (60) days after the later to occur of: (i) the expiration or termination of this Lease, (ii) Tenant’s vacation of the Premises, or (iii) the last day of the calendar year in which such termination or expiration occurs. Further, Tenant shall be responsible for the payment of Tenant’s Contribution for the calendar year in which this Lease expires, prorated from January 1st thereof through the Expiration Date. Upon the Expiration Date, Landlord may elect either (i) to require Tenant, to pay any unpaid estimated amount within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold the Security Deposit, if any, until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies or Landlord shall return any excess Security Deposit to Tenant.

(d) Audit Rights.

Within ninety (90) days of Tenant’s receipt of any Expense Statement, Tenant shall be entitled to the following audit right with respect to such Expense Statement. Such audit right shall be exercisable by Tenant providing Landlord with a written notice setting forth Tenant’s reasonable basis for challenging the Expense Statement delivered by Landlord. If within sixty (60) days after Landlord’s receipt of Tenant’s written notice and statement, Landlord and Tenant are unable to resolve Tenant’s reasonable objections set forth in its notice to Landlord, then not later than fifteen (15) days after the expiration of such sixty (60)-day period Tenant shall deliver to Landlord written notice (the “Audit Notice”) that it wishes to employ on an hourly rate (and not a contingency fee) basis an independent certified public accounting firm reasonably acceptable to Landlord to inspect and audit Landlord’s books and records at the Building relating to the reasonable objections raised in Tenant’s statement. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement reasonably satisfactory to Landlord executed by such accounting firm, and provide Landlord not less than fifteen (15) days’ notice of the date on which the accounting firm desires to examine Landlord’s books and records at the Building during regular business hours; provided, however, that such date shall be between thirty (30) and ninety (90) days after Tenant delivers to Landlord the Audit Notice. Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease. Except as otherwise expressly set forth below, all costs and expenses of any such audit shall be paid by Tenant. Any audit performed pursuant to the terms of this Section 4.d shall be conducted only by an independent certified public accounting firm reasonably acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this Section 4.d only in strict accordance with the foregoing procedures and each such audit shall relate only to the most recent calendar year covered by the audited Expense Statement. The audit rights pursuant to this Section 4.d shall not transfer or apply to any subtenant or any other person or entity other than the “Tenant” hereunder. If the results of such audit determine that Tenant overpaid Operating Expenses during the calendar year in question by more than five percent (5%) of the correct amount owing, then, in addition to reimbursing Tenant for such overpayment, Landlord shall reimburse Tenant for the reasonable cost of such audit (not to exceed $3,500.00, however).

(e) Late Payment.

If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid five (5) days after said amount becomes due, Tenant shall pay as Additional Rent hereunder a late payment charge equal to Five Hundred and No/100 Dollars ($500.00); provided, however, that Landlord agrees to waive the first (1st) such late payment charge in any twelve (12) month period, provided that Tenant pays the amount then due within three (3) days after Tenant’s receipt of written notice from Landlord. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the “prime rate” as published in The Wall Street Journal from time to time (the “Prime Rate”) or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction.

(f) Rental Abatement.

Notwithstanding anything to the contrary provided in this Section 4, provided that Tenant is not in default of this Lease (beyond any applicable notice and cure period) at any time during the Abatement Period (hereinafter defined), Landlord hereby agrees to abate Minimum Rental and Additional Rental for the period (the “Abatement Period”) beginning on the Commencement Date and ending on the date which is the earlier to occur of: (i) August 31, 2006; or (ii) the date first occurring after the Commencement Date on which there occurs a default by Tenant under this Lease. On the day immediately following the last day of the Abatement Period (the “Rent Commencement Date”), and thereafter throughout the Term, Tenant shall pay Landlord full Minimum Rental and Additional Rental in the amounts set forth in this Section 4.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

(a) After the Tenant Improvements have been completed in accordance with the terms of the Work Agreement, Tenant shall make no alterations, improvement or other changes in or to the Premises which will or may affect the mechanical, electrical, plumbing, HVAC or other systems of, or the exterior, roof or structural elements of, the Building, and shall make no changes of any kind respecting the Premises or the Building which are visible from the exterior of the Premises, without Landlord’s prior written consent, to be granted or withheld in Landlord’s sole discretion. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in the Section entitled “Trade Fixtures and Equipment” below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election.

(b) Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general aesthetic appearance and tenor of the balance of the Building and, in any event, Landlord may withhold its consent to any proposed alteration or improvement by Tenant unless Tenant agrees to remove said improvement at the end of the Term and restore the Premises to the condition in which it existed prior to the undertaking of the proposed alteration or improvement. Landlord shall also have the right to approve the contractor or contractors who shall perform any alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notice, as appropriate. In addition, immediately after completion of any alterations, Tenant shall assign to Landlord any and all warranties applicable to such alterations and shall provide Landlord with as-built plans of the Premises depicting such alterations. All alterations and improvements to the Premises which are undertaken by, or on behalf of, Tenant, shall be subject to Tenant’s payment to Landlord of a fee (the “Construction Management Fee”) equal to two percent (2%) of the total cost of such alterations and improvements; provided, however, that Tenant shall not be obligated to pay Landlord a Construction Management Fee in connection with the construction by Tenant of the initial Tenant Improvements in the Premises. Except as otherwise provided herein, Tenant agrees to pay Landlord the Construction Management Fee within ten (10) days after receipt of Landlord’s invoice therefor.

(c) Any alterations of any kind to the Premises or any part thereof, except Tenant’s furniture and moveable trade fixtures, shall at once become part of the realty and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any alterations (including all telecommunications cabling installed by Tenant in the Premises or between the Premises and any other portion of the Building) and to repair any damage to the Premises caused by such removal, all at Tenant’s sole expense. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

6. USE OF PREMISES.

(a) Tenant shall use the Premises only for general office purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord.

(b) Without limiting the generality of Section 6(a), above, and excepting only office supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and then only to the extent used, stored, transported and disposed of strictly in accordance with all applicable laws, regulations and manufacturer’s recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively “Hazardous Substances”). In addition, Tenant shall be liable for, and shall indemnify and hold Landlord harmless from, all costs, damages and expenses (including reasonable attorneys’ fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or Tenant’s Invitees.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in the same condition in which it existed as of the Commencement Date, ordinary wear and tear, fire or other casualty and acts of God alone excepted. Further, at the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all telecommunications and computer cabling installed by Tenant within the Premises or any other portion of the Building. In the event Tenant fails to remove such cabling within five (5) days after the expiration or earlier termination of this Lease, Landlord may elect to remove same and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in connection with the removal of such equipment plus an administration fee equal to twenty-five percent (25%) of such cost. In the event Tenant fails to promptly pay such amounts, Landlord shall be entitled to deduct such amounts from the Security Deposit, if any, prior to returning same to Tenant.

(d) Tenant’s use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by the Landlord. Subject to the terms hereof, Tenant, its employees, agents, customers and invitees shall have the nonexclusive use (in common with other benefiting tenants) to use the Common Areas for purposes intended and the non-exclusive use of the adjacent surface parking areas in accordance with Section l(n) herein. Tenant shall not at any time interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use the same. Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building or the Common Areas provided that no alteration of the Common Areas shall reduce the number of parking spaces provided by Landlord on any surface lot or parking structure located adjacent to the Building below the number of parking spaces required by applicable law.

(e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this Section 6. This indemnification shall survive the termination or expiration of this Lease.

7. SERVICES BY LANDLORD.

(a) Provided that Tenant has fully complied with all terms and conditions of this Lease and is not then in default hereunder, Landlord shall cause to be furnished to the Premises (subject to reimbursement as part of the Operating Expenses) in common with other tenants during “Standard Hours of Operation” (hereinafter defined), Monday through Friday and Saturday (excluding holidays), the following services (the “Standard Building Services”): janitorial services (once per working day after normal weekday working hours); water if available from city mains for drinking, lavatory and toilet purposes; operatorless elevator service; electricity for general office space use (including fluorescent lighting replacements to building standard fixtures only); trash removal in accordance with city schedules; and heating and air conditioning for reasonably comfortable use and occupancy of the Premises, provided that the provision of heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. All additional costs resulting from Tenant’s extraordinary usage of heating, air conditioning or electricity, as reasonably determined by Landlord, shall be paid by Tenant, but Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord’s prior written consent which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Notwithstanding anything contained herein to the contrary, Landlord reserves the right to contract with any third party provider of such utilities to provide such services to the Premises, the Building and the Business Park in the most economical manner and Tenant shall not contract with any other third party provider to supply such utilities to the Premises without Landlord’s prior written consent. So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant.

(b) Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) at Tenant’s request after reasonable notice and if the area to be served is zoned for this purpose. The cost of after-hours service of heating or air conditioning shall be Additional Rent payable monthly by Tenant at $25.00 per hour. As used herein, “Standard Hours of Operation” shall mean and refer to those hours of operation at the Building which are 7:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, except holidays. Holidays shall mean and refer to each of the following days (on the day set aside for observance): New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Raleigh/Durham Area office market, as determined by Landlord.

(c) Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair or, except to the extent that same results from Landlord’s negligence or willful misconduct, arising from the leaking of a pipe, facility or system for any utility. Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant.

(d) Except for repairs and maintenance necessitated by acts or omissions of Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant, Landlord shall be responsible for maintenance and repair of the structural elements and common areas of the Building.

8. TAXES ON LEASE AND TENANT’S PROPERTY.

(a) Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant’s rental, leasing, letting or occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

(b) Landlord shall pay, subject to reimbursement from Tenant as provided in the Section entitled “Rental” of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building, the Premises and the Common Areas, except as otherwise expressly provided in this Lease.

9. INSURANCE AND INDEMNITY.

(a) Fire and Extended Coverage Insurance. Landlord shall maintain and pay, subject to reimbursement by Tenant as provided in Section 4 hereof, for fire and casualty special form “all risk” insurance, with extended coverage (including boiler and machinery coverage), covering the Building equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extra hazardous on account of fire and Tenant shall not use the Premises, the Common Areas or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant’s Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand, provided that if the nature of such condition is such that it cannot be cured in five (5) days, Tenant shall have a reasonable time beyond such five (5) day period (not to exceed an additional thirty (30) days) to effect such remedy. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. In addition, at all times during the Term, Tenant shall procure and maintain business income and extra expense coverage in such amounts as will reimburse Tenant for direct or indirect loss or earnings attributable to any loss caused by fire or other casualty or cause including, but not limited to, vandalism, theft and water damage of any type. Tenant shall first furnish to Landlord copies of insurance policies or certificates of insurance (ACORD 28 only) evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

(b) Liability Insurance. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) single limit with such company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord’s Agent as additional insureds (and, if requested by Landlord from time to time, naming Landlord’s mortgagee as an additional insured). In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements. All policies of insurance required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports and shall have a deductible of $25,000.00 or less. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance (ACORD 28 only) evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days’ written notice to Landlord.

(c) Tenant Indemnity. Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant’s use and occupancy of the Premises or in any other manner which arises out of, relates to, the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) injury to persons (including death) or property occurring in, on or about the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord; or (iii) injury to persons (including death) or property occurring elsewhere in the Building if caused or occasioned wholly or in part by the negligence or willful misconduct of Tenant, its employees, agents or contractors, or any Tenant Invitees.

(d) Landlord Indemnity. Landlord shall indemnify, defend and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) incurred by or claimed against Tenant and its agents, officers, directors and employees, arising from injury to persons (including death) or damage to property occurring in, on or about the Building or the Land which is caused by the negligence or willful misconduct of Landlord.

(e) Landlord Insurance. Landlord shall keep in force during the term of this Lease fire and extended coverage insurance in an amount equal to eighty percent (80%) of the replacement value of the Building.

10. LANDLORD’S COVENANT TO REPAIR AND REPLACE.

(a) During the Term, Landlord shall be responsible for necessary repairs or replacements to the base building structural components of the Building, including without limitation the Building’s central plumbing, electrical and HVAC systems; provided however in no event shall Landlord be responsible for any repairs or replacements (i) to any portion of the Premises, or any improvements or alterations therein (including the Tenant Improvements) or any trade fixtures or equipment required or requested by Tenant, or (ii) which are necessitated by the negligence, misconduct, or acts or omissions of Tenant or Tenant’s Invitees, which shall be made at Tenant’s sole cost and expense, unless such amounts are paid to Landlord pursuant to an insurance policy. Landlord shall maintain the Building in a manner which is comparable with other comparable buildings in the Raleigh/Durham market, taking into account rent and other relevant factors, and in substantial compliance with applicable laws, regulations, ordinances and codes; however, any non-compliance shall not materially impair Tenant’s use and enjoyment of the Premises or constitute a threat or danger to the health or safety of Tenant or Tenant’s Invitees. Landlord’s repairs and replacements shall be made as soon as reasonably possible using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement including without limitation, the materiality of the repair or replacement to Tenant’s use and operation of its business within the Premises and the relation thereof to the enjoyment of same, such period not to exceed (90) days after receiving written notice from Tenant of the need for repairs or such longer period of time as is reasonably necessary under the circumstances so long as Landlord is diligently pursuing the completion of same; provided, however, in no event shall such period of time exceed 180 days after receipt of written notice from Tenant. If Landlord cannot, using due diligence, complete its repairs within 180 days after written notice for Tenant, and such failure to repair has a material adverse impact on Tenant’s use or occupancy of the Premises, then (unless the need for such repairs or replacements is (i) caused by fire or other casualty, or (ii) the result of the negligence or willful misconduct of Tenant or Tenant’s Invitees, in either event Tenant shall not be entitled to any remedy, except as provided in Section 13, below) Tenant may terminate this Lease effective upon thirty (30) days prior written notice to Landlord. If the need for such repairs or replacements is the result of the negligence, misconduct or acts or omissions of Tenant or Tenant’s Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord’s insurance, then Tenant shall pay Landlord the full amount of expenses not covered, less the deductible amount for which Landlord shall be solely responsible. Landlord’s duty to repair or replace as prescribed in this Section shall be Tenant’s sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

(b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder unless such failure shall persist for an unreasonable period of time after written notice from Tenant setting forth the need for such repair(s) or replacement(s) in reasonable detail has been received by Landlord. Except as set forth in this Section and the Section of this Lease, entitled “Damage or Destruction of Premises” and “Rental Abatement”, there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein except to the extent caused directly by Landlord’s gross negligence or willful misconduct. To the extent permitted under applicable law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect. In the event of an interruption of HVAC, electricity, or other utility service to the Premises that is caused by Landlord’s negligence or willful misconduct, and Landlord fails to restore such service to the Premises within five (5) business days after such interruption, and Tenant does not use or occupy the Premises during such the entire period of interruption, then Landlord shall abate the rent for each day or partial day after the fifth (5th) business day until such service has been restored.

11. PROPERTY OF TENANT.

All property placed on the Premises by, at the direction of, or with the consent of Tenant or Tenant’s Invitees, shall be at the risk of Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever except to the extent of any loss or damage caused by the gross negligence or willful misconduct of Landlord or its agents, provided same is not covered by the insurance Tenant is required to maintain under the terms of this Lease.

12. TRADE FIXTURES AND EQUIPMENT.

Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment which it intends to install within the Premises and the installation of same shall be subject to Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed. So long as no Event of Default has occurred and is continuing hereunder, any trade fixtures and equipment installed in the Premises at Tenant’s expense shall remain Tenant’s personal property and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment. Upon removal of any trade fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when the Premises was delivered to Tenant by Landlord, ordinary wear and tear, fire or other casualty the responsibility for the repair of which is Landlord’s, and acts of God alone excepted. Any trade fixtures not removed by Tenant within ten (10) days after the expiration or an earlier termination of the Lease shall, at Landlord’s sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

13. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause the damage to the physical structure of the Building (excluding any tenant improvements or alterations therein) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of one year (as measured from the date of casualty), then either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty, and the Annual Rental shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable and (ii) abate entirely as of the effective date of the termination of this Lease. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant’s Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this Section, in the event there should be a casualty loss to the Premises during the last Lease Year of the Term which renders at least four thousand (4,000) rentable square feet of the Premises untenantable, either party may, at its option, terminate this Lease by giving written notice to the other party within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord prompt notice of any fire or other casualty in the Premises, and Landlord shall give Tenant Landlord’s determination of the time period which Landlord estimates will be required to repair such casualty damage promptly after Landlord ascertains same with reasonable certainty. Notwithstanding anything contained in this Section 13 to the contrary, Landlord shall only be obligated to restore the Premises to a building standard condition unless Tenant makes available to Landlord proceeds from Tenant’s insurance sufficient to repair and restore the Premises to the condition in which it existed immediately prior to such casualty, including those items in excess of building standard. In any event, Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance (plus the amount of any deductible) and any amounts received from Tenant.

14. GOVERNMENTAL ORDERS.

Except as hereinbelow set forth regarding compliance of the physical structure of the Building with applicable governmental regulations, including without limitation compliance by the Common Areas thereof with the applicable requirements of the Americans with Disabilities Act and the implementing regulations thereof (the “ADA”) as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant’s use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s use or occupancy. With regard to the Common Areas of the Building, Landlord agrees to use good faith and due diligence to undertake those actions that are “readily achievable” (as such term is defined in the ADA) in order to attempt to bring the Common Areas of the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the Common Areas of the Building to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause the Common Areas of the Building (excluding any tenant improvements or alterations) to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Building or the activities therein to comply with the applicable requirements of the ADA. Notwithstanding anything contained herein to the contrary, it is agreed that: (a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance relates to the Premises or Tenant’s use thereof, and (b) in the event of any non-compliance for which Landlord is responsible, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant’s use of, or operations from, the Premises or threaten or endanger the health or safety of Tenant or Tenant’s Invitees.

15. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

16. SIGNS AND ADVERTISING.

(a) Landlord shall install, at Landlord’s sole cost and expense, tenant identification signage in accordance with building standards at or near the suite entrance to the Premises and in the directory located in the lobby of the Building.

(b) In order to provide architectural control for the Building and the Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Building, the Premises or the Common Areas. Landlord shall have the right to remove any such sign or other decoration restore fully the Building, the Premises or the Common Areas at the cost and the expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

(c) Landlord shall install, at Tenant’s written request and at Tenant’s sole expense, one (1) sign adjacent to the main entrance of the Premises identifying Tenant. The exact location, design and materials of such sign shall be subject to Landlord’s interior signage guidelines, as well as Landlord’s written approval, which shall not be unreasonably withheld, conditioned or delayed.

17. RIGHTS OF LANDLORD.

(a) Landlord reserves the following rights:

(i) to change the name or street address of the Building with thirty (30) days prior notice to Tenant;

(ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises, provided, however, that Landlord shall provide a single listing of Tenant’s name in the Building directory, if any, and the initial Building standard suite identification signage near Tenant’s suite entry door at no charge to Tenant;

(iii) to have pass keys and/or access cards to the Premises and key codes or cards for the telephone access system installed by Tenant;

(iv) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building provided such exclusive right shall not conflict with Tenant’s then permitted use of the Premises;

(v) to enter the Premises at any reasonable time for inspection upon reasonable prior notice to Tenant (which notice may be oral), or at any time, without prior notice, in the event of any emergency; to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display “For Rent” signs; and to make repairs, alterations, additions or improvements to the Premises or the Building; and

(vi) to approve the design, location, number, size and color of all signs located on the exterior of the Building.

(b) Without limiting the generality of the provisions of Section 17(a), above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the Common Areas of the Building (including, but not limited to, the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants’ premises and/or the Common Areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term, provided such actions shall not permanently and materially impair Tenant’s access to the Premises. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 17, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided, however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant’s business operation in the Premises. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises, including, without limitation, telephone and computer installations, provided that they do not permanently materially adversely affect Tenant’s access to or use of the Premises.

(c) Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord’s exercise of any rights in accordance with this Section 17 (except with regard to claims, loss or damages relating to injury to person or property arising from Landlord’s negligence), all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The Rent reserved herein shall not abate while the Landlord’s rights under this Section 17 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.

(d) Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

(e) Notwithstanding anything to the contrary contained in this Section 17, at no time shall any agent or representative of Landlord which in the ordinary course of business performs real estate management or brokerage services be permitted to have access to the Premises without prior notice to Tenant and without a representative of Tenant present during such access.

18. INTENTIONALLY OMITTED.

19. EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant’s trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord. Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation or award for the loss of its leasehold estate, if such compensation or award would reduce the award to which Landlord would otherwise be entitled.

20. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the “Events of Default,” any one an “Event of Default”), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall include:

(i) Tenant’s failure to pay any rental or other sum of money payable hereunder within five (5) days after delivery of written notice by Landlord (provided that with respect to the second (2nd) and each subsequent failure by Tenant, during any twenty-four (24) month period during the Term, to pay any installment of Minimum Rental by the fifth (5th) day of the calendar month in which such installment is due shall, without any notice by Landlord, constitute an Event of Default hereunder);

(ii) Tenant’s conveyance, assignment, sublease or mortgage of the Premises (or any part thereof) or the Lease, without the prior written consent of Landlord;

(iii) Tenant’s failure to maintain the insurance coverage required by Section 9, above;

(iv) Tenant having become bankrupt or insolvent, or having filed any debtor proceedings, or filed pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or filed a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(v) Tenant’s failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within a reasonable time period after the expiration of such thirty (30) day period, not to exceed an additional sixty (60) days, however.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant’s right of possession and reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant’s right of possession and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable. In the event Landlord relets all or any portion of the Premises, all rents collected by Landlord shall reduce Tenant’s obligations hereunder. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may at Landlord’s election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term less the rentals actually received from any reletting or, at Landlord’s election, less the reasonable rental value of the Premises for the remainder of the term. In determining the Annual Rental which would be payable by Tenant subsequent to default, except with respect to Minimum Rental (which shall be calculated in accordance with Section 1(g) hereof), the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord’s reasonable attorneys’ fees incurred.

21. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust which now exist or may hereafter be executed affecting the Building or the Land, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in such form as Landlord may reasonably request evidencing the subordination of this Lease to, or the assignment of this Lease as additional security for, such mortgages or deeds of trust. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee. Notwithstanding the foregoing, at Tenant’s request, Landlord shall use reasonable efforts to obtain from any current or future mortgagee a subordination non-disturbance and attornment agreement (“SNDA”) for Tenant’s benefit on such mortgagee’s standard form of SNDA; provided, that Tenant shall pay for (or reimburse Landlord for) all reasonable costs incurred in such endeavor (including without limitation the attorneys’ fees incurred by Landlord), whether or not Landlord is ultimately able to obtain such SNDA.

22. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay Landlord’s reasonable attorneys’ fees incurred in connection with such sublease or assignment, and (iii) pay to Landlord fifty percent (50%) of any rental or any fees or charges received by Tenant in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease (after deducting therefrom all reasonable costs incurred by Tenant in procuring such assignee or subtenant and/or undertaking improvements in or to the Premises, and all other reasonable expenses associated with such assignment or sublease). Landlord’s consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Any attempted assignment or sublease by Tenant in violation of the terms and conditions of this Section 22 shall be null and void. Upon notice to Landlord of a proposed sublease or assignment of all or any portion of the Premises (the “Proposed Space”), Landlord shall have the option, within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein.

(b) In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord’s denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within thirty (30) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. Tenant shall promptly deliver a copy of the fully executed assignment or sublease to Landlord upon its receipt of same.

(c) Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations: (i) for so long as Tenant, or any affiliate of Tenant, is Landlord’s leasing agent with respect to the Building, in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing Tenant of the Building or its subtenant or assignee (unless Landlord consents to such assignment or sublease); (ii) for so long as Tenant, or any affiliate of Tenant, is Landlord’s leasing agent with respect to the Building, in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past six (6) months regarding a lease of space in the Building; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises if such rate is below then-market rates; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

(d) All proposed subleases and assignments shall be on a form, and contain terms and provisions, reasonably acceptable to Landlord; and shall contain, inter alia, the following provisions: (i) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii) any such sublease or assignment shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

(e) For purposes of this Section 22, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than fifty percent (50%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant’s assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section 22.

(f) Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease. Each approved assignee or subtenant shall also automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Minimum Rental or Additional Rental from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

(g) Notwithstanding anything contained herein to the contrary, the consent requirement set forth in Section 22(a), above, shall not be applicable to any assignment of this Lease or subletting of the Premises to an Affiliate (hereinafter defined) of Tenant; provided, however, that in each instance, Tenant shall give Landlord at least ten (10) business days prior written notice of any proposed sublease or assignment to an Affiliate, which notice shall contain information and documentation reasonably acceptable to Landlord evidencing that the proposed assignee or subtenant is an Affiliate, and (ii) a copy of the proposed assignment or sublease document. As used herein, the term “Affiliate” shall refer to a person or entity that directly or indirectly (through one or more intermediaries) controls (hereinafter defined), is controlled by, or is under common control with Tenant. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity in question, whether through ownership of voting securities or by contract. Notwithstanding any assignment of this Lease or any subletting of all or any portion of the Premises to an Affiliate of Tenant, Landlord shall, at its sole option be permitted to enforce the provisions of this Lease directly against Tenant without proceeding in any way against such Affiliate.

23. LANDLORD DEFAULT.

In the event of any default by Landlord under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall look solely to Landlord’s equity in the Building, and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, officers or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only: (i) out of the proceeds of sale received upon levy against Landlord’s equity in the Building, and /or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the Building from and after the date of such judgment. Further, in the event the owner of Landlord’s interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder. With respect to any provisions of this Lease which provides that Landlord shall not unreasonably withhold or delay any consent or approval, Tenant shall not have, and Tenant hereby waives, any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any allegation of unreasonableness by Landlord. Tenant’s sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment.

24. TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer its interest in the Building or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder and shall transfer any to such transferee any Security Deposit held by Landlord at the time of sale, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations and such successor shall be obligated to perform all of Landlord’s obligations under this Lease which accrue after the date of such transfer. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

25. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as no Event of Default occurs hereunder.

26. ESTOPPEL CERTIFICATES.

Within ten (10) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or reasonably acceptable to Landlord, certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of the knowledge of the Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit, if any, tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information reasonably requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease. Within thirty (30) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

27. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus five percent (5%).

28. MEMORANDUM OF LEASE.

If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant’s expense, specifying the exact term of this Lease and such other terms as the parries shall mutually determine.

29. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control (“Force Majeure”), the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section shall in no way be applicable to Tenant’s obligations to pay Minimum Rental or any other sums, monies, costs, charges or expenses required by this Lease.

30. REMEDIES CUMULATIVE - NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default.

31. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The “monthly” rental payable by Tenant during the first month of such tenancy at will shall be one hundred twenty-five percent (125%) of the monthly installment of Annual Rent payable during the final Lease Year immediately preceding such expiration. For each month (or portion thereof) thereafter any such tenancy at will shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

32. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier and addressed to the appropriate party at the address set forth in Section l(j) hereof. Notice shall be deemed given: (a) in the case of certified mail, three (3) business days after tendering same to the post office, or (b) in the case of overnight delivery, one (1) business day after tendering same to national courier service.

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

33. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except the brokers set forth in Section 1(1) hereof (the “Brokers”). Tenant agrees to indemnify and save Landlord and Landlord’s Agent harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its respective actions in connection with this Lease. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to be responsible for the leasing commission due Brokers pursuant to separate written agreements between Landlord and Brokers, and to hold Tenant harmless respecting same.

34. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

35. REVIEW OF DOCUMENTS.

If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (if) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the Lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys’ fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be Additional Rental due hereunder and shall be payable by Tenant promptly upon demand.

36. PAYMENT OF TENANT’S OBLIGATIONS BY LANDLORD AND UNPAID RENT.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant’s part, provided that Landlord shall first give Tenant five (5) days prior written notice of Landlord’s intention to exercise its rights to any such remedy. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at four percentage points (4%) over the Prime Rate then in effect, from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rental hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rental.

37. ENVIRONMENTAL CONCERNS.

(a) Except as expressly permitted in Section 6(b), above, but subject to the terms and conditions of that section, Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

(b) Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials in or about the Premises, the Building or the Land by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws (hereinafter defined), by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 37 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

(c) As used in this Lease, the term “Hazardous Materials” shall include, without limitation:

(i) those substances included within the definitions of “hazardous substances”, “hazardous materials,” toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

(ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. §1317); (E) flammables or explosives; or (F) radioactive materials.

(d) All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the “Environmental Laws”.

(e) Landlord represents and warrants to Tenant that to the best of Landlord’s actual knowledge (without investigation or inquiry), as of the date hereof Landlord has not received any notice from any governmental authority of the violation of any Environmental Laws regarding the presence of Hazardous Materials in, on, under or about the Premises, Building or Land, the violation of which would have a material adverse affect on Tenant’s use of the Premises or expose Tenant to any unreasonable health or safety risk.

38. USA PATRIOT ACT AND ANTI-TERRORISM LAWS.

(a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(b) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 38.

39. RIGHT OF FIRST OFFER.

(a) Subject to (i) any expansion rights, renewal rights, rights of first offer or refusal or other rights possessed by any tenant in the Building with respect to the ROFO Space (hereinafter defined) or any portion thereof existing as of the Effective Date, (ii) any renewal rights granted by Landlord after the Effective Date to any tenant of all or any portion of the ROFO Space, and (iii) the right of any tenant of the ROFO Space (or any portion thereof) to negotiate an extension of the term of its lease of such space or a new lease demising such space, Tenant shall be granted during the initial Term the following rights with respect to the ROFO Space. As used herein, the term “ROFO Space” shall mean the space on the third (3rd) floor of the Building which is contiguous to the Premises, as shown on the attached Exhibit A-l. Notwithstanding any provision of the Lease to the contrary, Tenant shall have no rights with respect to the ROFO Space or any other rights of first offer or refusal, or first right to negotiate, or any other expansion rights whatsoever, except as expressly provided in this Section 39.

(b) In the event that any ROFO Space which is currently leased to third parties becomes or is reasonably anticipated by Landlord to become vacant during the Term hereof, then, except as provided below, Landlord shall notify Tenant in writing (the “Availability Notice”) of the availability of the ROFO Space in question (the “Available Space”) and set forth in such Availability Notice (i) the terms and conditions pursuant to which Landlord would lease all (but not less than all) of the Available Space to Tenant; and (ii) the date on which such Available Space is anticipated by Landlord to be available for lease by Tenant (the “Availability Date”). Provided that (A) no Event of Default then exists under the Lease; (B) Tenant has not assigned the Lease, or sublet more than twenty percent (20%) of the Premises; (C) not less than forty-eight (48) months will remain in the Term as of the Availability Date (provided, however, Landlord shall notify Tenant of the availability of such space, even though Tenant is not necessarily entitled to lease same pursuant to this Section 39, if less than 48 months, but not less than eighteen (18) months, then remain in the Term); and (D) Tenant notifies Landlord, in writing, within ten (10) business days after Tenant’s receipt of the Availability Notice, time being of the essence, of Tenant’s election to lease all (but not less than all) of the Available Space in question (the “Tenant Election Notice”), Tenant shall have the right to lease the Available Space described in the Availability Notice on the terms and conditions hereinafter set forth. The term of the demise in respect of the Available Space to be leased by Tenant pursuant to this Section 39 shall (1) commence on the date on which Landlord delivers such space to Tenant, at which time Tenant’s obligation to pay Minimum Rental with respect to such space shall commence, and (2) be coterminous with the Term hereof. In the event that all of the conditions set forth in (A) through (D), above, are satisfied except that less than forty-eight (48) months (but not less than eighteen (18) months) remain in the Term as of the Availability Date, and provided that (1) Tenant notifies Landlord in writing (the “Short Term ROFO Extension Notice”), within ten (10) business days of receipt of the Availability Notice, that Tenant will agree to extend the Term so that at least forty-eight (48) months will remain in the Term as of the Availability Date, and (2) within five (5) days after Landlord’s receipt from Tenant of the Short Term ROFO Extension Notice, the parties agree in writing to the economic terms and conditions pursuant to which Landlord shall lease the Premises to Tenant during such extension period, then Tenant shall have the right to lease the Available Space described in the Availability Notice on the terms and conditions set forth herein.

(c) In the event that Tenant timely delivers a Tenant Election Notice to Landlord, Landlord and Tenant shall negotiate in good faith for a period of ten (10) days after Landlord’s receipt of the Tenant Election Notice in order to execute and deliver an amendment to this Lease incorporating the Available Space, which amendment shall set forth, among other things: (i) the amount of Minimum Rental and the Additional Rental attributable to the Available Space; (ii) the adjustment to Tenant’s Proportionate Share of Operating Expenses resulting from the demise of the Available Space hereunder; (iii) the increase in the Security Deposit, if any, resulting from the leasing by Tenant of the Available Space; and (iv) the amount of the improvement allowance, if any, which Landlord shall provide to Tenant. In the event that the parties do not execute the lease amendment within such ten (10) day period, time being of the essence, then Tenant’s right of first offer to lease the Available Space shall be null and void and of no further force or effect and Landlord may lease the Available Space to any person or entity of its choice on whatever terms and conditions Landlord elects in its sole discretion.

(d) In the event Landlord and Tenant execute an amendment to this Lease pursuant to which Tenant leases the Available Space from Landlord, and Landlord is unable to deliver possession of such space to Tenant on the Availability Date for any reason whatsoever, including without limitation the failure of an existing tenant to vacate such space, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. In such event, Landlord shall use reasonable efforts to make such space available to Tenant as soon as reasonably practicable after the Availability Date.

40. TENANT TERMINATION RIGHT.

(a) Tenant shall have a one (l)-time right to terminate the Lease, subject to the terms and conditions set forth in this Section 40. In the event that Tenant is not the Building’s leasing agent on the last day of the thirty-fifth (35th) full calendar month of the Term (unless Tenant was terminated by Landlord for “cause”, in which event Tenant shall not have the right to terminate this Lease pursuant to the terms of this Section 40), and provided Tenant is not in default of its obligations hereunder, either at the time it delivers the Termination Notice (hereinafter defined) to Landlord or at any time between such date and the Termination Date (hereinafter defined), Tenant shall have the right to terminate this Lease by delivering to Landlord an irrevocable written notice of termination (the ‘Termination Notice”) on or before the last day of the thirty-sixth (36th) full calendar month of the Term, time being of the essence, and if Tenant timely delivers the Termination Notice to Landlord, this Lease shall terminate as of the last day of the forty-fifth (45th) full calendar month of the Term (the ‘Termination Date”), provided that Tenant has fulfilled all of the conditions set forth in Section 40(b), below.

(b) In order for the Termination Notice to be effective, the Termination Notice shall include a certified check payable to Landlord in an amount equal to the then-unamortized costs (as of the Termination Date) incurred by Landlord in leasing the Premises to Tenant (the “Leasing Costs”), including but not limited to all leasing commissions paid by Landlord in connection with the leasing of the Premises and the amount of the Improvement Allowance (“Termination Payment”). The amortization of the Leasing Costs shall be effected as though the total of such costs was the principal amount of a promissory note, bearing interest at the rate of ten percent (10%) per annum, where the principal (and all interest thereon) shall be repaid during a five (5) year period commencing on the Rent Commencement Date in equal monthly installments of principal and interest in such amount as to cause the principal balance to be reduced to zero as of the last day of the Term. The Termination Payment shall be in addition to, and not in lieu of, the payments of Minimum Rental, Additional Rental and all other charges accruing under the Lease through the Termination Date. Time shall be of the essence with respect to delivery of the Termination Notice and the Termination Payment. Notwithstanding the foregoing, in the event that Tenant is in default under the Lease on the date on which Tenant delivers the Termination Notice or is in default under the Lease at any time between such date and the Termination Date, or if Tenant fails to deliver the Termination Payment at the time it delivers the Termination Notice to Landlord (time being of the essence), then, at Landlord’s sole option, the Termination Notice may be deemed by Landlord to be void and of no further force and effect and the Lease shall continue in full force and effect for balance of the Term, and Landlord, if the Termination Notice is deemed invalid, shall return the Termination Payment to Tenant.

(c) If the Lease is terminated pursuant to and in accordance with the provisions of this Section 40, then, as of the Termination Date, neither Landlord nor Tenant shall have any rights or obligations under the Lease and Landlord shall be free to lease the Premises to any persons or entities for a term beginning on the Termination Date; provided that Tenant shall vacate the Premises in accordance with the terms and conditions of Section 6, above, on or before the Termination Date; and provided further, however, that Tenant shall remain obligated for any liabilities or obligations under the Lease (including without limitation the obligation to pay Minimum Rental, Additional Rental and all other amounts payable under the Lease) accruing prior to the Termination Date, which obligation shall survive indefinitely the termination of the Lease.

(d) Should Tenant fail to surrender the Premises to Landlord on or before the Termination Date, time being of the essence, then, at Landlord’s sole option: (i) Landlord shall be entitled to exercise all of the rights and remedies available to Landlord under the Lease upon the occurrence of an Event of Default hereunder (and such other rights and remedies as may be available to Landlord at law or equity); (ii) Tenant shall be liable to Landlord as a hold-over tenant under the Lease and shall be subject to the terms and conditions of Section 31, above; and (iii) if Tenant fails to surrender the Premises to Landlord within ten (10) days after notice by Landlord, the Termination Notice may be deemed void and of no further force or effect and the Lease shall continue in full force and effect, in which event Landlord shall return the Termination Payment to Tenant and all rights of Tenant under this Section 40 shall immediately lapse and be of no further force or effect. Tenant shall indemnify and hold harmless Landlord from and against any and all costs, expenses, liabilities and damages (including attorneys’ fees) resulting from such holding over, including but not limited to any costs, expenses, liabilities or damages resulting from (A) Landlord’s failure to deliver the Premises to a prospective tenant; and (B) Landlord’s removal from the Premises of any of Tenant’s equipment, furniture or personal property in order to deliver possession of the Premises to a prospective tenant.

41. OPTION TO EXTEND TERM.

(a) Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) additional period of five (5) years (the “Extension Period”), provided (i) Tenant gives written notice (the “Extension Notice”) to Landlord of Tenant’s irrevocable election to exercise such extension option between nine (9) and twelve (12) months prior to the expiration of the initial Term, time being of the essence, as determined by Landlord and Tenant during the Negotiation Period (hereinafter defined) or, if the parties fail to reach agreement during this period, by utilizing the “three broker method” described in Section 41(c), below; (ii) no Event of Default has occurred during the Term and no event exists at the time of the exercise of such option or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period; and (iii) Tenant has not assigned its interest in this Lease or sublet more than twenty percent (20%) of the Premises.

(b) All terms and conditions of the Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in Minimum Rental, shall remain in full force and effect during the Extension Period, except that (i) Minimum Rental (on a per rentable square foot basis) payable during the first year of the Extension Period shall equal the then-current Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Extension Period, as agreed upon by Landlord and Tenant during the Negotiation Period (hereinafter defined) or, if the parties fail to reach such agreement during the Negotiation Period, by utilizing the “three broker method” described in Section 41(c), below; (ii) Landlord shall provide a “market” improvement allowance, rental abatement and other tenant concessions then being provided by similar landlords with respect to comparable lease renewals; and (iii) the “Operating Expense Stop” to be used during the Extension Period shall be the amount of Operating Expenses incurred by Landlord during the calendar year in which occurs the first day of the Extension Period. As used in this Lease, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease renewal for comparable space as to location, configuration, size and use, in a comparable building as to quality, reputation and age which is located in the Durham, North Carolina submarket, with a comparable build-out and a comparable term assuming the following: (A) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (B) the landlord shall provide a “market” tenant improvement allowance, free rent period and other tenant concessions typically provided to tenants renewing leases of comparable space in comparable buildings for renewal terms comparable to the Extension Period; and (C) the Tenant will continue to pay its share of increases in Operating Expenses over the Operating Expense Stop as described above.

(c) Landlord and Tenant shall negotiate in good faith to determine the Minimum Rental for the Extension Period, for a period of thirty (30) days after the date on which Landlord receives the Extension Notice (the “Negotiation Period”). In the event Landlord and Tenant are unable to agree upon the Minimum Rental for the Extension Period within said thirty (30)-day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third (the “Third Broker”). Each real estate broker so selected shall be licensed in the State of North Carolina as a real estate broker specializing in the field of office leasing in Raleigh/Durham area, having no fewer than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall select the Third Broker within ten (10) days after they both have been appointed, and all three (3) brokers shall, within fifteen (15) days after the Third Broker is selected, submit his or her determination of the Fair Market Rental Rate. The Third Broker shall determine which determination of Fair Market Rental Rate made by Landlord’s broker or Tenant’s broker is closest to the determination of Fair Market Rental Rate made by the Third Broker (the “Closest Determination”). The Fair Market Rental Rate hereunder shall be the mean of the Closest Determination and the determination of Fair Market Rental Value made by the Third Broker. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.

(d) Should the Term of the Lease be extended hereunder, Tenant shall, if required by Landlord, execute an amendment modifying this Lease within ten (10) days after Landlord presents same to Tenant, which agreement shall set forth the Minimum Rental for the first year of the Extension Period and the other economic terms and provisions in effect during the Extension Period. Should Tenant fail to execute the amendment (which amendment accurately sets forth the economic terms and provisions in effect during the Extension Period) within ten (10) business days after presentation of same by Landlord, time being of the essence, Tenant’s right extend the Term of the Lease shall, at Landlord’s sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

42. MISCELLANEOUS.

(a) Rules and Regulations.

Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and the Building. A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit D. Tenant shall abide by and actively enforce on all Tenant’s Invitees such regulations including without limitation rules governing parking of vehicles in designated areas and during designated times.

(b) Evidence of Authority.

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(d) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an authorized signatory of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by an authorized signatory of Landlord.

(e) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(f) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(g) Prevailing Party.

If either Landlord or Tenant places in the hands of an attorney the enforcement of this Lease or any portion thereof, for the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, or files suit upon same, the non-prevailing (or defaulting) party shall pay the other party reasonable attorney’s fees and court costs.

(h) Intentionally Omitted.

(i) Representations and Warranties.

The person or persons executing this Lease on behalf of Tenant represent, covenant and warrant to Landlord as of the date Tenant executes and delivers this Lease that: (i) Tenant is duly constituted, in good standing and qualified to do business in the State of North Carolina, (ii) Tenant has paid all corporate taxes (if applicable), (iii) Tenant will file when due all forms, reports, fees and other documents necessary to comply with applicable laws, and (iv) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant’s organizational documents (i.e. partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Tenant authorizing same.

(j) Building Access.

There shall be open access to the Building during Standard Hours of Operation. At all other times, access to the Building may be restricted, at Landlord’s election, by use of a card or key access system at an entrance to the Building. In the event Landlord elects to install such an access system, Landlord shall, within sixty (60) days following the Commencement Date, furnish Tenant, at no cost to Tenant, up to four (4) access cards or keys per 1,000 rentable square feet occupied by Tenant (as of the Commencement Date) as requested by Tenant for entering the Building. For purposes hereof, any such access cards, keys or other comparable access devices are collectively referred to as “access cards.” Thereafter, additional access cards and replacement access cards (for lost access cards) shall be made available to Tenant at a charge equal to $15.00 per card (subject to reasonable adjustment by Landlord from time to time) upon Landlord’s receipt of an order signed by Tenant. Tenant shall promptly provide Landlord with written notice of any lost or stolen access cards for the Building. Landlord shall replace all defective or worn access cards without charge. All cards shall remain the property of Landlord. No additional locks shall be allowed on any exterior door of the Premises without Landlord’s written permission and locks on any interior door shall be permitted only to the extent such locks are permissible under applicable laws and relevant insurance requirements. Upon termination of this Lease, Tenant shall surrender to Landlord all access cards and keys related to the Premises, and give to Landlord the combination of all locks for sages, safe cabinets and vault doors, if any, to remain in the Premises and in the event Tenant fails to return all such access cards to Landlord at the end of the Term, Tenant shall pay Landlord $15.00 for each such access card not returned to Landlord.

(k) Lender Approval.

This Lease may be subject to approval by Landlord’s lender. In the event such approval is required and Landlord is unable to obtain such approval within ten (10) days after the date of this Lease, either party may elect to terminate this Lease upon written notice to the other and the parties hereto shall have no further rights or obligations hereunder.

(l) Financial Disclosures. Tenant shall at any time upon receipt of a written request from Landlord (such request to be made no more than twice in any Lease Year), provide true, complete and accurate financial information and documentation about itself and any Guarantor to Landlord, within ten (10) days after such request. The individuals executing this Lease on Tenant’s behalf hereby represent and warrant to Landlord that the financial statements and other information submitted to Landlord by Tenant prior to the execution hereof are true, complete and accurate, were prepared in accordance with generally accepted cash accounting principles applied on a consistent basis, and accurately reflect Tenant’s net worth as of the date hereof. Landlord covenants and agrees to keep such records confidential; provided, however, Landlord may share the information contained within such records with its legal counsel, accountants and employees, prospective purchasers and lenders, and as may otherwise be required by applicable law.

(m) Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

(n) If in this Lease it is provided that Landlord’s consent or approval as to any matter will not be unreasonably withheld or delayed, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the sole effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages or expenses incurred by Tenant by reason of Landlord having withheld its consent. Nothing contained in this paragraph shall be deemed to limit Landlord’s right to give or withhold consent unless such limitation is expressly contained in the paragraph to which such consent pertains.

(o) Time of the Essence. Time is of the essence with respect to all of Tenant’s obligations under this Lease.

(p) No Liability. Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

LANDLORD:

NOTTINGHAM HALL LLC, a Delaware limited liability company

By:	Imperial I Associates LLC, a Delaware limited liability company, its sole member

By:	ACP/Imperial I LLC, a Delaware limited liability company, its managing member

By:	ACP/Imperial I Manager LLC, a Delaware limited liability company, its managing member

WITNESS	By	/s/ [illegible]
Name: Douglas [illegible]
Title: Manager
/s/ [illegible]

TENANT:

WITNESS	ADVANTIS REAL ESTATE SERVICES COMPANY, a Florida corporation

/s/ [illegible]	By	/s/ David P. Oddo
Name: David P. Oddo
Title: Managing Director

EXHIBIT A

FLOOR PLAN OF THE PREMISES

[Attach]

[GRAPHIC OMITTED]

EXHIBIT A-1

ROFO SPACE

[Attach]

[GRAPHIC OMITTED]

EXHIBIT B

DECLARATION OF COMMENCEMENT DATE

This Declaration of Commencement Date is made as of _______________, 2005, by NOTTINGHAM HALL LLC (“Landlord”), and ADVANTIS REAL ESTATE SERVICES COMPANY (“Tenant”), who agree as follows:

1. Landlord and Tenant entered into an Office Lease Agreement dated September ____, 2005, in which Landlord leased to Tenant, and Tenant leased from Landlord, certain Premises described therein in the office building located at 4505 Emperor Boulevard, Durham, North Carolina (the “Building”). All capitalized terms herein are as defined in the Lease.

2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement Date of the Term:

a.	the Commencement Date of the Lease is December 1, 2005;

b.	the Rent Commencement Date of the Lease is ___________, 2006;

c.	the Expiration Date of the Lease is August 31, 2011;

d.	the number of rentable square feet of the Premises is 9,837; and

e.	Tenant’s Proportionate Share is 9.35%.

3. Tenant confirms that:

a.	it has accepted possession of the Premises as provided in the Lease;

b.	Landlord is not required to perform any work or furnish any improvements to the Premises under the Lease;

c.	Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

d.	the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: _______________________; and

e.	there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4. The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.

[Signature page follows hereafter]

LANDLORD:

NOTTINGHAM HALL LLC, a Delaware limited liability company

By:	Imperial I Associates LLC, a Delaware limited liability company, its sole member

By:	ACP/Imperial I LLC, a Delaware limited liability company, its managing member

By:	ACP/Imperial I Manager LLC, a Delaware limited liability company, its managing member

WITNESS:	By
Name:
Title:

TENANT:

WITNESS:	ADVANTIS REAL ESTATE SERVICES COMPANY, a Florida corporation

By
Name:
Title:

Exhibit B, Page 2

EXHIBIT C

WORK AGREEMENT

This Work Agreement (the “Work Agreement”) is attached to and made a part of that certain Office Lease Agreement (the “Lease”) dated September ___, 2005 by and between NOTTINGHAM HALL LLC, as landlord (“Landlord”), and ADVANTIS REAL ESTATE SERVICES COMPANY, as tenant (“Tenant”), for the premises (the “Premises”) described therein in the building having a street address of 4505 Emperor Boulevard, Durham, North Carolina (the “Building”). It is the intent of this Work Agreement that Tenant shall be permitted freedom in the design and layout of the Premises, consistent with applicable building codes and requirements of law, including without limitation the Americans with Disabilities Act, and with sound architectural and construction practice in first-class office buildings, provided that neither the design nor the implementation of the Tenant Improvements (hereinafter defined) shall cause any interference to the operation of the Building’s HVAC, mechanical, plumbing, life safety, electrical or other systems or to other Building operations or functions, nor shall they increase maintenance or utility charges for operating the Building. Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease. In the event of any conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail for the purposes of design and construction of the Tenant Improvements.

A. TENANT IMPROVEMENTS.

1. As-Is Condition. Landlord shall have no obligation to perform or cause the performance or construction of any improvements in or to the Premises and Landlord shall deliver the Premises to Tenant in its “as is” condition on the Commencement Date. Tenant hereby acknowledges that Landlord has made no representations or warranties to Tenant with respect to the condition of the Premises or the working order of any systems or improvements therein existing as of the date of delivery, except as may be expressly set forth in the Lease.

2. Tenant Improvements. Tenant, at its sole cost and expense, subject to the application of the Improvement Allowance (hereinafter defined), shall furnish and install in the Premises in accordance with the terms of this Work Agreement, the improvements set forth in the Tenant’s Plans (hereinafter defined) which shall be approved by Landlord in accordance with Paragraph B.3, below (the “Tenant Improvements”). Except as otherwise expressly set forth herein, all costs of all design, space planning, and architectural and engineering work for or in connection with the Tenant Improvements, including without limitation all drawings, plans, specifications, licenses, permits or other approvals relating thereto, and all insurance and other requirements and conditions hereunder, and all costs of construction, including supervision thereof, shall be at Tenant’s sole cost and expense, subject to the application of the Improvement Allowance in accordance with the terms of this Work Agreement. Notwithstanding the foregoing, Landlord shall reimburse Tenant for one-half (1/2) of the reasonable costs (without subtracting such costs from the Improvement Allowance) incurred by Tenant in constructing the demising wall in the location set forth on the attached Exhibit A (the “Demising Wall”) within thirty (30) days after Landlord’s receipt of the information set forth in subparagraphs (a) through (d) in Paragraph C.2, below, with respect to the Demising Wall. Tenant shall construct the Demising Wall as part of Tenant’s construction of the Tenant Improvements in the Premises. Tenant shall cause the Contractor (hereinafter defined) to separately price the Demising Wall as part of its bid pricing for the construction of the Tenant Improvements. The Contractor shall provide “open book” pricing with respect to its proposed bid price for the construction of the Demising Wall, and Landlord shall be permitted to negotiate said pricing with the Contractor after the Tenant receives the Contractor’s bid price for the construction of the Tenant Improvements.

B. PLANS AND SPECIFICATIONS.

1. Space Planner. Tenant shall retain the services of an architectural firm reasonably acceptable to Landlord (the “Space Planner”) to design the Tenant Improvements to be constructed by Tenant in the Premises and prepare the Final Space Plan (hereinafter defined) and the Contract Documents (hereinafter defined). The Space Planner shall meet with the Construction Supervisor (hereinafter defined) from time to time to obtain information about the Building and to insure that the improvements envisioned in the Contract Documents do not interfere with and/or affect the Building or any systems therein. The Space Planner shall prepare all space plans, working drawings, and plans and specifications described in Paragraph B.3, below, in conformity with the base Building plans and systems, and the Space Planner shall coordinate its plans and specifications with the Engineers (hereinafter defined) and the Construction Supervisor. All fees of the Space Planner shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

2. Engineers. Tenant shall retain the services of mechanical, electrical, plumbing and structural engineers designated by Landlord and reasonably acceptable to Tenant (the “Engineers”) to (i) design the type, number and location of all mechanical systems in the Premises, including without limitation the heating, ventilating and air conditioning system therein, fire alarm system and to prepare all of the mechanical plans, (ii) to assist Tenant and the Space Planner in connection with the electrical design of the Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans, (iii) to assist Tenant and the Space Planner in connection with plumbing-related issues involved in designing the Premises and to prepare all of the plumbing plans and (iv) assist Tenant and the Space Planner in connection with the structural elements of the Space Planner’s design of the Premises and to prepare all of the structural plans. All fees of the Engineers shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

3. Time Schedule.

a. Tenant shall promptly furnish to Landlord for its review and approval a proposed detailed space plan for the Tenant Improvements (the “Final Space Plan”) prepared by the Space Planner, in consultation with the Construction Supervisor and the Engineers. The Final Space Plan shall contain the information and otherwise comply with the requirements therefor described in Schedule C-1 attached hereto. Landlord shall, advise Tenant of Landlord’s approval or disapproval of the Final Space Plan within five (5) business days after Tenant submits the Final Space Plan to Landlord. Tenant shall promptly revise the proposed Final Space Plan to meet Landlord’s objections, if any, and resubmit the Final Space Plan to Landlord for its review and approval within three (3) days of Tenant’s receipt of Landlord’s objections, if any,

Exhibit C, Page 2

b. Within fifteen (15) days after Landlord approves the Final Space Plan, Tenant shall furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the “Contract Documents”) necessary and sufficient (i) for the construction of the Tenant Improvements; and (ii) to enable Tenant to obtain a building permit for the construction of the Tenant Improvements by the Contractor (hereinafter defined). The Contract Documents shall contain the information and otherwise comply with the requirements therefore described in Schedule C-2 attached hereto and shall set forth the location of any core drilling by Tenant (the approval of same shall be subject to Landlord’s approval in its sole discretion). Landlord shall advise Tenant of Landlord’s approval or disapproval of the Contract Documents, or any of them, within ten (10) business days after Tenant submits the Contract Documents to Landlord. Tenant shall promptly revise the Contract Documents to meet Landlord’s objections, if any, and resubmit the Contract Documents to Landlord for its review and approval within three (3) days of Tenant’s receipt of Landlord’s objections, if any. Landlord shall advise Tenant of Landlord’s approval or disapproval of the revised Contract Documents within five (5) business days after Tenant submits same. Notwithstanding anything herein to the contrary, approval by Landlord of the Contract Documents shall not constitute an assurance by Landlord that the Contract Documents: (a) satisfy Legal Requirements (hereinafter defined), (b) are sufficient to enable Tenant to obtain a building permit for the undertaking of the Tenant Improvements in the Premises, or (c) will not interfere with, and/or otherwise affect, base Building or base Building systems.

c. The Final Space and the Contract Documents are referred to collectively herein as the “Tenant’s Plans.”

d. The Tenant Improvements shall be of first-class quality, commensurate with the level of improvements for a first-class tenant in a first-class office building in the Durham, North Carolina area. The Tenant’s Plans shall be prepared in accordance with a Data Cadd or convertible DXF format for working drawings (using 1/8” reproducible drawings) in conformity with the base Building plans and Building systems and with information furnished by and in coordination with the Engineers. Tenant’s Plans shall comply with all applicable building codes, laws and regulations (including without limitation the Americans with Disabilities Act), shall not contain any improvements which interfere with or require any changes to or modifications of the Building’s HVAC, mechanical, electrical, plumbing, life safety or other systems or to other Building operations or functions, and, unless Tenant agrees in writing to pay all such excess costs or charges, shall not increase maintenance or utility charges for operating the Building in excess of the standard requirements for normal first-class office buildings in the Durham, North Carolina area. Notwithstanding anything to the contrary contained in this Work Agreement, Landlord shall have the right to disapprove, in its sole discretion, any portion of the Tenant’s- Plans that Landlord believes will or may affect the exterior or structure of the Building or will or may affect the mechanical, electrical, plumbing, life safety, HVAC or other base Building systems.

Exhibit C, Page 3

4. Base Building Changes. If Tenant requests work to be done in the Premises or for the benefit of the Premises that necessitates revisions or changes in the design or construction of the base Building or affect the Building or the base Building systems therein, any such changes shall be subject to the prior written approval of Landlord, in its sole discretion. Tenant shall be responsible for all costs and delays resulting from such design revisions or construction changes, including architectural and engineering charges, and any special permits or fees attributed thereto.

5. Changes.

a. In the event that Tenant requests any changes to the Contract Documents or the Final Space Plan after Landlord has approved same, or if it is determined that the Contract Documents prepared in accordance with the Final Space Plan do not conform to the plans for the base Building, deviate from applicable Legal Requirements or contain improvements which will or may interfere with and/or affect the base Building or any of the base Building systems, or in the event of any change orders, Tenant shall be responsible for all costs and expenses and all delay resulting therefrom, including without limitation costs or expenses relating to (i) any additional architectural or engineering services and related design expenses, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, (iv) removal or alteration of work or plans completed or in process, or (v) delay claims made by any subcontractor.

b. No changes shall be made to the Contract Documents without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, that Landlord shall have the right to disapprove, in its sole discretion, any such change that Landlord believes will affect the exterior or structure of the Building or will affect the mechanical, electrical, plumbing, life safety, HVAC or other base Building systems. Landlord shall not be responsible for delay in occupancy by Tenant because of any changes to the Final Space Plan or the Contract Documents after approval by Landlord, or because of delay caused by or attributable to any deviation by the Contract Documents from applicable Legal Requirements. Tenant shall be required to pay to Landlord the costs incurred by Landlord in connection with any changes to the Contract Documents or Final Space Plan, in full, within thirty (30) days after invoice, subject however to application of the Improvement Allowance in accordance with Paragraph C.2, below. As used herein, the term “Legal Requirements” shall mean any laws, ordinances, regulations and orders of the United States of America, the State of North Carolina and any other governmental authority with jurisdiction over the Building or the construction of the Tenant Improvements.

C. COST OF TENANT IMPROVEMENTS/ALLOWANCES

1. Construction Costs. All costs of design and construction of the Tenant Improvements, including without limitation the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, any costs incurred by Landlord because of changes to the base Building, the Building systems, all construction costs, contractors’ overhead and profit, insurance and other requirements, and all other costs and expenses incurred in connection with the Tenant Improvements (collectively, “Construction Costs”), shall be paid by Tenant, subject, however, to the application of the Improvement Allowance in accordance with Paragraph C.2, below, not previously disbursed pursuant to this Work Agreement (the “Available Allowance”).

Exhibit C, Page 4

2 Improvement Allowance. Provided Tenant is not in default of the Lease, Landlord agrees to provide to Tenant an allowance (the “Improvement Allowance”) in an amount up to Two Hundred Ninety-Five Thousand One Hundred Ten Dollars ($295,110.00) (or Thirty Dollars ($30.00) per rentable square foot of the Premises) to be applied solely to the Construction Costs (hereinafter defined), except as otherwise expressly permitted herein. Notwithstanding the foregoing (a) the Improvement Allowance, in whole or in part, may be used by the Tenant to pay for (i) Tenant’s lease termination costs under its current lease, and (ii) costs incurred by Tenant in connection with relocating Tenant’s equipment, furniture and personal property to the Premises, and (b) in no event shall Tenant expend more than Ninety-Eight Thousand Three Hundred Seventy Dollars ($98,370.00) (or Ten Dollars ($10.00) per rentable square foot of the Premises) of the Improvement Allowance on costs associated with the purchase and installation of Tenant’s furniture, data and voice wiring, telecom systems and logo signage. Construction Costs shall be disbursed by Landlord from the Available Allowance, as and when such costs are actually incurred by Tenant. Tenant shall submit to Landlord, from time to time, but not more often then once per calendar month, requests for direct payments to third parties, of or for reimbursement to Tenant for Construction Costs incurred by Tenant out of the Available Allowance, which requests shall be accompanied by (a) paid receipts or invoices substantiating the costs for which payment is requested; (b) a signed statement from Tenant certifying that the costs were actually incurred for the stated amount; (c) lien waivers from the party supplying the services or materials for which payment is sought; and (d) such other information as Landlord reasonably requires. Provided Tenant delivers to Landlord an approved draw request, prepared as set forth above, Landlord shall pay the costs covered by such payment request within thirty (30) days following receipt thereof (but Landlord shall not be obligated to make more than one (1) such payment in any calendar month). Notwithstanding the foregoing, in no event shall Landlord be obligated to pay, in the aggregate, an amount in excess of eighty percent (80%) of the Improvement Allowance until satisfaction of the following conditions: (A) Tenant’s occupancy of the Premises; (B) Tenant’s execution and delivery to Landlord of the Declaration attached to the Lease as Exhibit B; (C) receipt by Landlord of appropriate paid receipts or invoices and a final lien waiver from each subcontractor and supplier covering all work performed by the subcontractors and all materials used in connection with the construction of the Tenant Improvements; and (D) Tenant’s delivery to Landlord of all receipts, invoices or other documentation reasonably necessary to substantiate all costs payable by Landlord hereunder. If Tenant does not expend all of the Improvement Allowance for Construction Costs as permitted hereunder within twelve (12) months of execution of the Lease, any unused portion of the Improvement Allowance not so used shall be retained by Landlord.

Exhibit C, Page 5

3. Excess Cost Allowance. In the event that Tenant notifies Landlord in writing, on or before the date which is ninety (90) days prior to the Commencement Date, that Tenant wishes to increase the Improvement Allowance, and specifies the amount of such proposed increase, not to exceed the Maximum Increase Amount (hereinafter defined), and evidences to Landlord’s reasonable satisfaction that the cost of undertaking the Tenant Improvements exceeds the Improvement Allowance by the approximate amount of the Excess Cost Allowance (hereinafter defined) requested by Tenant, then Landlord shall make available to Tenant an additional allowance (the “Excess Cost Allowance”) in the amount requested by Tenant, but not to exceed the Maximum Increase Amount. As used herein, the term “Maximum Increase Amount” means the sum of Ninety-Eight Thousand Three Hundred Seventy Dollars ($98,370.00) (or Ten Dollars ($10.00) per rentable square foot of the Premises). The Excess Cost Allowance shall be paid out by the Landlord in accordance with the provisions of the Work Agreement. Tenant shall repay to Landlord the amount of the Excess Cost Allowance over the sixty (60) full calendar months commencing on the Rent Commencement Date in equal monthly installments in the amount necessary to fully repay to Landlord the Excess Cost Allowance, with interest at the rate of twelve percent (12%) per annum, compounded monthly on a constant collection basis, on the outstanding amount thereof, as though the Excess Cost Allowance were a loan made by Landlord to Tenant on the Commencement Date. Such equal monthly installments shall be considered Additional Rent under the Lease and shall be paid together with, and in the same manner as, Annual Base Rent payable by the Tenant pursuant to Section 4(a) of the Lease, provided that such installments shall not be subject to the annual escalations applicable to Minimum Rental. Upon any termination of the Lease, Tenant shall be immediately obligated to repay to Landlord the entire amount of the Excess Cost Allowance that has not previously been repaid, plus any accrued and unpaid interest thereon, and such obligation shall survive any such termination.

4 Costs Exceeding Available Allowance. All Construction Costs in excess of the Available Allowance shall be paid solely by Tenant on or before the date such costs are due and payable (or if previously paid by Landlord, shall be reimbursed to Landlord by Tenant within ten (10) days of receipt by Tenant of invoices therefor from Landlord), and Tenant agrees to indemnify Landlord from and against any such costs. All amounts payable by Tenant pursuant to this Work Agreement shall be deemed to be Additional Rent for purposes of the Lease. If required by Landlord, Tenant shall provide evidence satisfactory to Landlord that Tenant has sufficient funds available to pay all Construction Costs in excess of the Improvement Allowance.

D. CONSTRUCTION

1. General Contractor. Tenant shall retain a general contractor acceptable to Landlord and licensed in the State of North Carolina to undertake construction of the Tenant Improvements (the “Contractor”). The Contractor shall be responsible for obtaining, at Tenant’s sole cost, all permits and approvals required for the construction of the Tenant Improvements.

2. Construction By The Contractor. In undertaking the Tenant Improvements, Tenant and the Contractor shall strictly comply with the following conditions:

a. No work involving or affecting the Building’s structure or the plumbing, mechanical, electrical or life/safety systems of the Building shall be undertaken without (i) the prior written approval of Landlord in its sole discretion, whether pursuant to its approval of Tenant’s Plans or otherwise, (ii) the supervision of Landlord’s building engineer, the actual cost of which shall be borne by Tenant if more than one (1) hour of such engineer’s time is spent in connection with the Tenant Improvements during any single day; (iii) compliance by Tenant with the insurance requirements set forth in Paragraph D.2.c, below; and (iv) compliance by Tenant with all of the terms and provisions of this Work Agreement;

Exhibit C, Page 6

b. All Tenant Improvement work shall be performed in strict conformity with (i) the final approved Tenant’s Plans; (ii) all applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Premises; (iii) valid building permits and other authorizations from appropriate governmental agencies, when required, which shall be obtained by Tenant, at Tenant’s expense; and (iv) Landlord’s construction policies, rules and regulations attached hereto as Schedule C-3, as the same may be reasonably modified by Landlord from time to time (“Construction Rules”). Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord shall be promptly replaced at Tenant’s sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor; and

c. Before any work is commenced or any of Tenant’s, Contractor’s or any subcontractor’s equipment is moved onto any part of the Building, Tenant shall deliver to Landlord policies or certificates evidencing the following types of insurance coverage in the following minimum amounts, which policies shall be issued by companies approved by Landlord, shall be maintained by Tenant at all times during the performance of the Tenant Improvements, and which shall name Landlord as additional insured:

(1) Worker’s compensation coverage in the maximum amount required by law and employer’s liability insurance in an amount not less than $500,000.00 and $500,000.00 per disease;

(2) Comprehensive general liability policy to include products/completed operations, premises/operations, blanket contractual broad form property damage and contractual liability with limits in an amount per occurrence of not less than $1,000,000.00 Combined Single Limit for bodily injury and property damage and $1,000,000.00 for personal injury; and

(3) Automobile liability coverage, with bodily injury limits of at least $1,000,000.00 per accident.

3. Construction Supervision. All Tenant Improvements shall be performed by the Contractor. Landlord shall retain a construction supervisor selected by Landlord (the “Construction Supervisor”) as Landlord’s construction supervisor in connection with the construction of the Tenant Improvements, and Landlord shall pay the Construction Supervisor a construction supervision fee to cover the costs of coordination and supervision of the Tenant Improvements work on Landlord’s behalf, which fee shall not be deducted from the Improvement Allowance.

Exhibit C, Page 7

E. PERMITS AND LICENSES. Tenant shall be solely responsible for procuring, at its sole cost and expense, all permits and licenses necessary to undertake the Tenant Improvements and, upon completion of the Tenant Improvements, to occupy the Premises. Tenant’s inability to obtain, or delay in obtaining, any such license or permit shall not delay or otherwise affect the Commencement Date or any of Tenant’s obligations under this Lease.

F. INSPECTION. Landlord is authorized, at its sole cost and expense, to make such inspections of the Premises during construction as it deems reasonably necessary or advisable.

G. INDEMNIFICATION. Tenant shall indemnify Landlord and hold it harmless from and against all claims, injury, damage or loss (including reasonable attorneys’ fees) sustained by Landlord as a result of the construction of the Tenant Improvements in the Premises.

LIST OF SCHEDULES

Schedule C-l	Requirements for Final Space Plan
Schedule C-2	Requirements for Contract Documents
Schedule C-3	Construction Rules and Regulations

Exhibit C, Page 8

SCHEDULE C-l

REQUIREMENTS FOR FINAL SPACE PLAN

Floor plans, together with related information for mechanical, electrical and plumbing design work, showing partition arrangement and reflected ceiling plans (three (3) sets), including without limitation the following information:

a.	identify the location of conference rooms and density of occupancy;

b.	indicate the density of occupancy for all rooms;

c.	identify the location of any food service areas or vending equipment rooms;

d.	identify areas, if any, requiring twenty-four (24) hour air conditioning;

e.	indicate those partitions that are to extend from floor to underside of structural slab above or require special acoustical treatment;

f.	identify the location of rooms for, and layout of, telephone equipment other than building core telephone closet;

g.	identify the locations and types of plumbing required for toilets (other than core facilities), sinks, drinking fountains, etc.;

h.	indicate light switches in offices, conference rooms and all other rooms in the Premises;

i.
indicate the layouts for specially installed equipment, including computer and duplicating equipment, the size and capacity of mechanical and electrical services required and heat rejection of the equipment;

j.
indicate the dimensioned location of: (A) electrical receptacles (one hundred twenty (120) volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (B) electrical receptacles for use in the operation of Tenant’s business equipment which requires two hundred eight (208) volts or separate electrical circuits, (C) electronic calculating and CRT systems, etc., and (D) special audio-visual requirements;

k.	indicate proposed layout of sprinkler and other life safety and fire protection equipment, including any special equipment and raised flooring;

l.	indicate the swing of each door;

m.	indicate a schedule for doors and frames, complete with hardware, if applicable; and

n.	indicate any special file systems to be installed.

SCHEDULE C-2

REQUIREMENTS FOR CONTRACT DOCUMENTS

Final architectural detail and working drawings, finish schedules and related plans (three (3) reproducible sets) including without limitation the following information and/or meeting the following conditions:

a.	materials, colors and designs of wallcoverings, floor coverings and window coverings and finishes;

b.	paintings and decorative treatment required to complete all construction;

c.
complete, finished, detailed mechanical, electrical, plumbing and structural plans and specifications for the Tenant Improvements, including but not limited to the fire and life safety systems and all work necessary to connect any special or non¬ standard facilities to the Building’s base mechanical systems;

d.
all final drawings and blueprints must be drawn to a scale of one-eighth (1/8) inch to one (1) foot. Any architect or designer acting for or on behalf of Tenant shall be deemed to be Tenant’s agent and authorized to bind Tenant in all respects with respect to the design and construction of the Premises;

e.
notwithstanding anything to the contrary set forth herein, in the Work Agreement or in the Lease, Tenant shall not request any work which would: (1) require changes to structural components of the Building or the exterior design of the Building; (2) require any material modification to the Building’s mechanical installations or installations outside the Premises; (3) not comply with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the construction of the Building and/or the Premises, including specifically, but without limitation, the Americans With Disabilities Act; (4) be incompatible with the building plans filed with the appropriate governmental agency from which a building permit is obtained for the construction of the Tenant Improvements or with the occupancy of the Building as a first-class office building; or (5) materially delay the completion of the Premises or any part thereof. Tenant shall not oppose or delay changes required by any governmental agency affecting the construction of the Building and/or the Tenant Improvements in the Premises.

SCHEDULE C-3

CONSTRUCTION RULES AND REGULATIONS

1.	Tenant and/or the general contractor will supply Landlord with a copy of all permits prior to the start of any work.

2.	Tenant and/or the general contractor will post the building permit on a wall of the construction site while work is being performed.

3.	Public area corridor, and carpet, is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under reconstruction.

4.	Walk-off mats are to be provided at entrance doors.

5.
Contractors will remove their trash and debris daily, or as often as necessary to maintain cleanliness in the building. Building trash containers are not to be used for construction debris. Landlord reserves the right to bill Tenant for any cost incurred to clean up debris left by the general contractor or any subcontractor. Further, the building staff is instructed to hold the driver’s license of any employee of the contractor while using the freight elevator to ensure that all debris is removed from the elevator.

6.
No utilities (electricity, water, gas, plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of Landlord.

7.	No electrical services are to be put on the emergency circuit, without specific written approval from Landlord.

8.	When utility meters are installed, the general contractor must provide the property manager with a copy of the operating instructions for that particular meter.

9.	Landlord will be notified of all work schedules of all workmen on the job and will be notified, in writing, of names of those who may be working in the building after “normal” business hours.

10.
Passenger elevators shall not be used for moving building materials and shall not be used for construction personnel except in the event of an emergency. The designated freight elevator is the only elevator to be used for moving materials and construction personnel. This elevator may be used only when it is completely protected as determined by Landlord’s building engineer.

11.	Contractors or personnel will use loading dock area for all deliveries and will not use loading dock for vehicle parking.

12.
Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to trash room and will not use any building trash receptacles but trash receptacles supplied by them.

13.	No building materials are to enter the building by way of main lobby, and no materials are to be stored in any lobbies at any time.

14.	Construction personnel are not to eat in the lobby or in front of building nor are they to congregate in the lobby or in front of building.

15.	Landlord is to be contacted by Tenant when work is completed for inspection. All damage to building will be determined at that time.

16.	All key access, fire alarm work, or interruption of security hours must be arranged with Landlord’s building engineer.

17.	There will be no radios allowed on job site.

18.	All workers are required to wear a shirt, shoes, and full length trousers.

19.	Protection of hallway carpets, wall coverings, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

20.	Public spaces - corridors, elevators, bathrooms, lobby, etc. - must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at Tenant’s cost.

21.	There will be no smoking, eating, or open food containers in the elevators, carpeted areas or public lobbies.

22.	There will be no yelling or boisterous activities.

23.	All construction materials or debris must be stored within the project confines or in an approved lock-up.

24.	There will be no alcohol or controlled substances allowed or tolerated.

The general contractor and Tenant shall be responsible for all loss of their materials and tools and shall hold Landlord harmless for such loss and from any damages or claims resulting from the work.

Schedule C-3, Page 2

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants:

1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress.

2. Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

3. The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

(a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

(b) Maintain or utilize bicycles or other vehicles in the Building.

(c) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

(d) Keep animals or birds on the Premises.

(e) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased to him.

(f) Fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface any of them by paint, papers or otherwise, unless written consent is first obtained from the Landlord.

(g) Operate any machinery within the Building except customary office equipment, such as dictaphones, calculators, electric typewriters, and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with the prior written consent of the Landlord.

(h) Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

(i) Leave Premises unoccupied without locking all doors, extinguishing rights and turning off all water outlets.

(j) Install or operate vending machines of any kind in the Premises without written consent of Landlord.

5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in its opinion, tends to damage the reputation of the Building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenant for repairs, painting, material moving and other similar work that may be done on the Premises.

7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on expiration of the Lease, and reserves the right to require a deposit to insure their return at expiration of Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of the Standard Hours of Operation. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

11. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord’s permission and direction.

Exhibit D, Page 2

12. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

13. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant’s sole expense under the supervision of the Landlord.

15. Tenant shall have a non-exclusive right to use all driveways and parking areas located on the Common Areas of the Land. Landlord shall have the right (but not the obligation) to tow, at the owner’s expense, any vehicles parked overnight on the Land if in Landlord’s sole reasonable judgment exercised in good faith such vehicle (i) is deemed to be a threat to the personal safety of the occupants of the Building, (ii) unreasonably interferes with the traffic or parking patterns within the Building, or (iii) is otherwise inconsistent with the image and reputation of the Building as a first-class office building.

16. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at the Tenant’s expense under the direction of the Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

17. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises.

18. No smoking shall be permitted within any portion of the Building.

19. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein effective five (5) days after all tenants have been given written notice thereof.

Exhibit D, Page 3

EXHIBIT B

PLAN SHOWING SUBLEASED PREMISES

[GRAPHIC OMITTED]

B-1

EXHIBIT C

FF INVENTORY

Computer desk	Cherry/blk	1
	sm. Metal Filing cabinet (14"x22")	Black	2
	mesh rolling chair	Black	1
	Bookshelf	Cherry	1
	2 drawer file cabinet	cherry	1
Cubicle 2	Cubicle setup (desk/cabinet)	Puddy	1
	sm metal file cabinet	black	2
	White board (wall)		1
	lg. metal file w/ cabinet	Cream	1
	mesh rolling chair	Black	1
	sm. Metal Filing cabinet (14"x22")	Puddy	2
Other 3	Cork Board		1
Other 4	Med. Metal file cabinet	Black	1
	Med. Wood file cabinet	Cherry	1
	Med. Metal file cabinet	Puddy	1
	sharp wall mount TV	Silver	1
Cubicle 3	Lg. metal 4 drawer file cabinet	Cream	1
	Cubicle setup (desk/cabinet)	Cream	1
	sm. Metal Filing cabinet (14"x22")	Cream	2
	mesh rolling chair	Black	1
Cubicle 4	Cubicle setup (desk/cabinet)	Cream	1
	sm. Metal Filing cabinet (14"x22")	Cream	2
	mesh rolling chair	Black	1
	Computer desk	Cherry	1
Construction Office	Arm chair	cherry trim	1
	mesh rolling chair	Black	1
	Dry erase board		1
	sm. Metal Filing cabinet (14"x22")	Black	2
	sm. Wood Table	Pine	1
	Executive computer desk	Cherry	1
	Bookshelf	Cherry	2
	Computer desk	Pine	1
	Bookshelf	Pine	2
Office 6	Cubicle desk only	Cherry/blk	1
	mesh rolling chair	Black	1
	sm. Metal Filing cabinet (14"x22")	Puddy	2
	Bookshelf	Cherry	1
	2 drawer file cabinet	cherry	1
	Bookshelf	Maple	1
	Arm chair (floral design)	Maple trim	1
	Rolling computer chair	Blue	1
	metal mail organizer	Cream	1
	Dry erase board		1
	Cork Board		1
Cubicle 7	Cubicle setup (desk/cabinet)	Cream	1
	sm. Metal Filing cabinet (14"x22")	Puddy	1
	Med. Metal file cabinet	Cream	1
	mesh rolling chair	Black	3
Office 7	Cubicle desk only	Cherry/blk	1
	mesh rolling chair	Black	1
	Arm chair	Gray/blk	4
	Bookshelf	Oak	1

Dry erase board		1
	med. Metal file cabinet	black	1
	sm. Metal Filing cabinet (14"x22")	Black	3
Cubicle 5	Cubicle setup (desk/cabinet)	Puddy	1
	lg. metal file cabinet	Puddy	1
	Med. Metal file cabinet	Cream	1
	sm. Metal Filing cabinet (14"x22")	Black	2
	mesh rolling chair	Black	1
Other	Lg. metal 4 drawer file cabinet	Cream	2
	sm. Metal Filing cabinet	Cream	1
	Med. Metal file cabinet	puddy	1
	Med. Metal file cabinet	Cream	1
	metal mail organizer	puddy	1
Breakroom 1	Refrigerator		2
	Dishwasher		1
	Break table		4
	Stacking chair	Black	12
	sharp wall mount TV	Silver	1
Breakroom 2	round pedestal table	cherry	1
	Arm chair (blue)	cherry trim	4
	Lg. metal 4 drawer file cabinet	Cream	5
Small Conference Rm.	Conference table	cherry	1
	rolling chair (cloth)	Tan	6
	Dry erase cabinet	Cherry	1
	wood pedestal stand	Cherry	1
Cubicle 6	Cubicle setup (desk/cabinet)	puddy	1
	mesh rolling chair	Black	1
	Dry erase board		1
	Arm Chair	Gray/blk	1
	sm. Metal Filing cabinet (14"x22")	Puddy	2
Office 8	Executive desk	Cherry	1
	Computer desk	Cherry	1
	Med. Wood file cabinet	Cherry	1
	mesh rolling chair	Black	1
	Arm chair	Gray/blk	1
Office 9	Executive desk	Cherry/blk	1
	Bookshelf	Cherry	1
	Dry erase cabinet	Cherry	1
	Dry erase board		1
	sm. Metal Filing Cabinet	Black	1
	computer desk	Cherry/blk	1
	Arm chair	cherry trim	2
	mesh rolling chair	Black	1
Office 10	Executive Desk	Cherry	1
	Computer desk (outside office)	cherry	1
	Med. Wood file cabinet	Cherry	1
	Arm chair (weave design)	Maple trim	4
	Dry erase board		1
	mesh rolling chair	Black	1
	Med. Metal file cabinet (outside office)	Cream	1
Office 11	Executive desk	Cherry	1
	Computer desk	Cherry	1

mesh rolling chair	Black	1
	Arm chair	Maple trim	2
	Dry erase board		1
	wall organizer	clear	1
	Cork Board (outside office)		2
Office 12	Executive desk	Cherry	1
	Computer Desk	Cherry	1
	mesh rolling chair	Black	1
	Arm chair (floral design)	Maple trim	2
	Med. Wood file cabinet	Cherry	1
	Dry erase board		1
Office 13	Executive wrap around desk	Cherry	1
	Bookshelf	Cherry	1
	round pedestal table	Cherry	1
	Arm chair (floral design)	Maple trim	3
	Rolling desk chair	Blk cloth	1
Office 14	Executive wrap around desk	Cherry	1
	mesh rolling chair	Black	1
	Dry erase board (wall)		1
	Arm chair (floral design)	Maple	1
	Med. Wood file cabinet	Cherry	2
Office 15	Executive wrap around desk	Cherry	1
	Mesh rolling chair	Black	1
	Arm chair (floral design)	Maple trim	2
	Bookshelf	Cherry	1
	med. Wood filing cabinet	Cherry	1
Office 16	Executive desk	Cherry	1
	Bookshelf	Cherry	1
	Mesh rolling chair	Black	1
	med. Wood filing cabinet	Cherry	1
	Arm chair (floral design)	Maple trim	2
Office 17	executive desk	Cherry	1
	Bookshelf	Cherry	1
	Arm chair (floral design)	Maple trim	2
	mesh rolling chair	black	1
Office 18	Executive wrap around desk	Cherry	1
	med. Wood file cabinet	Cherry	1
	Arm chair (floral design)	Maple trim	1
Office 19	Conference table	Cherry	1
	rolling chair	blk cloth	5
	mesh rolling chair	Black	2
	Bookshelf	Cherry	1
	Computer wrap around desk	Maple	1
	Arm chair	Maple trim	1
	lg. metal/wood file cabinet(outside)	Cherry/blk	1
	End table	Cherry	1
	Dry erase cabinet	Cherry	1
Office 20	executive desk	Cherry	1
	Computer desk with cabinet	Cherry	1
	arm chair	Cherry trim	3
	mesh rolling chair	Black	1
	dry erase board		1

Cubicle 8	Cubicle setup (desk/cabinets)	cream	1
	mesh rolling chair	Black	1
	med. Metal file cabinet	cream	1
	sm. Metal file cabinet	Black	2
	dry erase board		1
Cubicle 9	lg. Metal filing cabinet (ouside cubicle)	Cream	3
	Mesh rolling chair	Black	1
	sm. Metal file cabinet	Black	1
	cubicle setup (desk/cabinet)	Cream	1
	lg. Metal filing cabinet	Cream	1
Cubicle 10	cubicle setup (desk/cabinet)	Cream	1
	Mesh rolling chair	Black	1
	med. Metal filing cabinet	Cream	1
	dry erase board		1
	sm. Metal file cabinet	Black	2
	lg. Metal filing cabinet (outside cubicle)	Cream	1
Cubicle 11	cubicle setup (desk/cabinet)	Cream	1
	med. Metal filing cabinet	Cream	1
	sm. Metal file cabinet	Cream	1
	sm. Metal file cabinet	Black	2
	dry erase board		1
	mesh rolling chair	Black	1
Cubicle 12	Cubicle setup (desk/cabinets)	cream	1
	mesh rolling chair	Black	1
	med. Metal file cabinet	dk. Cream	1
	sm. Metal file cabinet	Black	1
	dry erase board		1
Cubicle 13	lg. Metal filing cabinet	Cream	1
	Med. Metal filing cabinet	Cream	1
	Mesh rolling chair	Black	1
	Cubicle setup (desk/cabinet)	Cream	1
Cubicle 14	Cubicle setup (desk/cabinets)	cream	1
	sm. Metal file cabinet	black	3
	dry erase board		1
	mesh rolling chair	black	2
Outside workroom	Computer desk w/ cabinets	Cherry	1
	mesh rolling chair	Black	1
	Lg. metal filing cabinet	Cream	5
	metal mail organizer	Cream	1
	Arm chair	Oak trim	1
Lease Admin area	Arm chair (floral design)	Maple trim	5
	Lg. metal filing cabinet	Cream	2
	Lg. metal filing cabinet	Puddy	1
	med. Metal filing cabinet	Puddy	1
	computer desk cabinet (broken)	Cherry	1
	round break table		1
	sm. Metal filing cabinet	Puddy	1
	sm. Metal filing cabinet	cream	1

EXHIBIT D

FURNITURE AND FIXTURES CONVEYANCE AGREEMENT

This Furniture and Fixtures Conveyance Agreement (the “Agreement”) is executed and delivered effective as of the ____ day of _________, 2008 by Advantis Real Estate Services Company (“Seller”), in favor of Smart Online, Inc., a Delaware corporation (“Purchaser”).

1. Sale of Personalty. For good and valuable consideration (which Seller acknowledges the receipt and sufficiency thereof), Seller hereby sells, transfers, assigns, sets over and conveys to Purchaser all of Seller’s right, title and interest in and to all of the assets listed on Exhibit C to that Sublease Agreement between Seller and Purchaser of even date herewith (collectively, the “Personal Property”), all located in the leased premises at 4505 Emperor Boulevard, Suite 320, Durham, North Carolina (“Premises”):

2. Warranty of Title. Seller warrants and shall defend title to the Personal Property unto Purchaser, its successors and assigns. Seller represents and warrants that no consent of any third party is required to authorize the transfer contemplated herein, and that it owns free and clear title to the Personal Property (with no encumbrances).

3. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

4. Power and Authority. Each party represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Agreement, and the individual signing this Agreement on behalf of such party represents and warrants to the other party that he or she is fully empowered and authorized to do so.

5. Further Assurances. The Seller agrees to promptly execute any additional documents reasonably required to complete or perfect the transfer contemplated by this Agreement.

6. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[Remainder of page intentionally left blank]

D-1

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date written above.

SELLER:

Advantis Real Estate Services Company

By:
Name:	David Townsend
Title:	Managing Director

BUYER:

Smart Online, Inc.

By:
Name:	David Colburn
Title:	President

D-2

EXHIBIT E

INITIAL IMPROVEMENTS